UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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HYSTER-YALE MATERIALS HANDLING, INC.
(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING

PROXY STATEMENT

PART ONE - CORPORATE GOVERNANCE INFORMATION
Composition of the Board
Directors' Meetings and Committees
Board Leadership Structure
Board Oversight of Risk Management
Code of Conduct
Review and Approval of Related Party Transactions
Communication with Directors
Report of the Audit Review Committee

PART TWO - PROPOSALS TO BE VOTED ON AT THE 2019 ANNUAL MEETING
Election of Directors (Proposal 1)
Director Nominee Information
Director Compensation
Section 16(a) Beneficial Ownership Reporting Compliance
Advisory Vote to Approve the Company's Named Executive Officer Compensation (Proposal 2)
Advisory Vote on the Frequency for Future Advisory Votes to Approve the Company's Named Executive Compensation (Proposal 3)
Approval of the Company's Non-Employee Directors' Equity Compensation Plan (Proposal 4)
Confirmation of Appointment of Ernst & Young LLP, the Independent Registered Public Accounting Firm of the Company, for the Current Fiscal Year (Proposal 5)

PART THREE - EXECUTIVE COMPENSATION INFORMATION
Summary of Our Named Executive Officer Compensation Program
Compensation Discussion and Analysis
Compensation Committee Report
Summary Compensation Table
Grants of Plan-Based Awards
Equity Compensation
Potential Payments upon Termination/Change in Control
Nonqualified Deferred Compensation Benefits
Defined Benefit Pension Plans
CEO Pay Ratio

BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON
Class A Common Stock
Class B Common Stock

PROCEDURES FOR SUBMISSION AND CONSIDERATION OF DIRECTOR CANDIDATES

SUBMISSION OF STOCKHOLDER PROPOSALS

SOLICITATION OF PROXIES

EQUITY COMPENSATION PLAN INFORMATION

OTHER MATTERS

APPENDIX A

FORM OF PROXY CARD

5875 LANDERBROOK DRIVE, SUITE 300
CLEVELAND, OHIO 44124-4069

NOTICE OF ANNUAL MEETING
The Annual Meeting of stockholders of Hyster-Yale Materials Handling, Inc. (the "Company") will be held on Friday, May 17, 2019 at 9:00 a.m., at 5875 Landerbrook Drive, Cleveland, Ohio, for the following purposes:

1.	To elect eleven directors for the ensuing year;

2.	To approve on an advisory basis the Company's Named Executive Officer compensation;

3.	To vote on an advisory basis on the frequency for future advisory votes to approve the Company's Named Executive Officer compensation;

4.	To approve the Company's Non-Employee Directors' Equity Compensation Plan;

5.	To confirm the appointment of Ernst & Young LLP, as the independent registered public accounting firm of the Company, for the current fiscal year; and

6.	To conduct any other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 18, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. The 2019 Proxy Statement and related form of proxy are being mailed to stockholders commencing on or about March 26, 2019.

Suzanne Schulze Taylor
Secretary

March 26, 2019
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders To Be Held on May 17, 2019
The 2019 Proxy Statement and 2018 Annual Report are available, free of charge, at
http://www.hyster-yale.com by clicking on the "2019 Annual Meeting Materials" link and then clicking on either the "2019 Proxy Statement" link or the "2018 Annual Report" link, as appropriate.
If you wish to attend the meeting and vote in person, you may do so.

The Company's Annual Report for the year ended December 31, 2018 is being mailed to stockholders with the 2019 Proxy Statement. The 2018 Annual Report contains financial and other information about the Company, but it is not incorporated into the 2019 Proxy Statement and is not deemed to be a part of the proxy soliciting material.
If you are a holder of record and do not expect to be present at the Annual Meeting, please promptly fill out, sign, date and mail the enclosed form of proxy or, in the alternative, vote your shares electronically via the internet (www.investorvote.com/HY) or by touch-tone telephone (1-800-652-8683). If you hold shares of both Class A Common Stock and Class B Common Stock, you only have to complete the single enclosed form of proxy or vote once via the internet or telephone. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. If your shares are held in street name by your broker, bank or other nominee, please follow the instructions provided by your broker, bank or other nominee.

5875 LANDERBROOK DRIVE, SUITE 300
CLEVELAND, OHIO 44124-4069

PROXY STATEMENT — MARCH 26, 2019
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hyster-Yale Materials Handling, Inc., a Delaware corporation, of proxies to be used at the annual meeting of stockholders of the Company to be held on May 17, 2019 (the "Annual Meeting"). The terms the "Company," "Hyster-Yale," "we," "our" and "us" refer to Hyster-Yale Materials Handling, Inc. This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about March 26, 2019.
If the enclosed form of proxy is executed, dated and returned or if you vote electronically, the shares represented by the proxy will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Proxies that are properly signed without any indication of voting instructions will be voted as follows:

•	for the election of each director nominee;

•	to approve, on an advisory basis, the Company's Named Executive Officer compensation;

•	for the frequency of future advisory votes to approve, on an advisory basis, the Company's Named Executive Officer compensation to be set at one year;

•	to approve the Company's Non-Employee Directors' Equity Compensation Plan;

•	for the confirmation of the appointment of Ernst & Young LLP, as the independent registered public accounting firm of the Company, for the current fiscal year; and

•	as recommended by our Board of Directors with regard to any other matters or, if no recommendation is given, in the proxy holders' own discretion.
The proxies may be revoked at any time prior to their exercise by giving notice to us in writing or by executing and delivering a later dated proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder of record attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy.
Stockholders of record at the close of business on March 18, 2019 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 12,775,581 outstanding shares of Class A Common Stock, par value $0.01 per share (the "Class A Common"), entitled to vote at the Annual Meeting and 3,875,763 outstanding shares of Class B Common Stock, par value $0.01 per share (the "Class B Common"), entitled to vote at the Annual Meeting. Each share of Class A Common is entitled to one vote for a nominee for each of the eleven directorships to be filled and one vote on each other matter properly brought before the Annual Meeting. Each share of Class B Common is entitled to ten votes for each such nominee and ten votes on each other matter properly brought before the Annual Meeting. Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting.
At the Annual Meeting, in accordance with Delaware law and our Bylaws, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by Delaware law and our Bylaws, the holders of a majority of our stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting. The inspectors of election will also treat proxies held in "street name" by brokers that are voted on at least one, but not all, of the proposals to come before the Annual Meeting ("broker non-votes") as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting.
In accordance with Delaware law, the eleven director nominees receiving the greatest number of votes will be elected directors.
Proposals 2 and 3 are advisory in nature and non-binding. Although non-binding, voting on the proposals will allow our Stockholders to express their opinion regarding Named Executive Officer compensation and the frequency by which such advisory votes shall occur. Abstentions and broker non-votes will not be counted for purposes of such proposals.
In accordance with our Bylaws, the affirmative vote of the holders of a majority of the voting power of our stock that is present in person or represented by proxy and that is actually voted is required to approve all other proposals that are brought before the Annual Meeting. As a result, abstentions and broker non-votes in respect of any such proposal will not be counted and will have no effect for purposes of determining whether a proposal has received the requisite approval by our stockholders.
In accordance with Delaware law and our Bylaws, we may, by a vote of the stockholders, in person or by proxy, adjourn the Annual Meeting to a later date or dates, without changing the record date. If we were to determine that an adjournment was desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

PART ONE - CORPORATE GOVERNANCE INFORMATION

Composition of the Board
Directors are elected at each annual meeting to serve for a one-year term until the next annual meeting and/or until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal. During fiscal year 2018, our Board of Directors consisted of eleven directors.

Directors' Meetings and Committees
The Board of Directors (the "Board of Directors" or the "Board") has an Audit Review Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Planning Advisory Committee, a Finance Committee and an Executive Committee. The members and responsibilities of such committees are as follows:

Name	Independent	Audit Review	Compensation	Nominating and Corporate Governance	Planning Advisory	Finance	Executive
James B. Bemowski	Yes				X	X
J.C. Butler, Jr.	No					X
Carolyn Corvi	Yes	X	X		X	Chair	X
John P. Jumper	Yes	X	Chair	X			X
Dennis W. LaBarre	Yes	X		Chair	X	X	X
H. Vincent Poor	Yes		X	X
Alfred M. Rankin, Jr.	No				Chair	X	Chair
Claiborne R. Rankin	No					X
John M. Stropki	Yes	Chair	X	X			X
Britton T. Taplin	Yes					X
Eugene Wong	Yes	X	X
Our Board of Directors held seven meetings in 2018. During their tenure in 2018, all of the directors attended at least 75% of the total meetings held by our Board of Directors and by the committees on which they served.
Our Board of Directors has determined that, based primarily on the ownership of Class A Common and Class B Common by the members of the Taplin and Rankin families and their voting history, we have the characteristics of, and may be, a "controlled company," as defined in Section 303A of the New York Stock Exchange ("NYSE") listing standards. While our Board of Directors has determined that we could be characterized as a "controlled company," it has elected not to make use at the present time of any of the exceptions to the NYSE listing standards that are available to controlled companies.
In accordance with the rules of the NYSE, our non-management directors are scheduled to meet in executive session, without management, once a year. The Chairman of the Compensation Committee will preside at such meeting. Additional meetings of the non-management directors may be scheduled when the non-management directors believe such meetings are desirable. The determination of the director who should preside at such additional meetings will be made based upon the principal subject matter to be discussed at each such meeting. A meeting of the non-management directors was held on February 19, 2019.
We hold a regularly-scheduled meeting of our Board of Directors in conjunction with our annual meeting of stockholders. Directors are expected to attend the annual meeting of stockholders absent an appropriate excuse. All of our directors who were directors on the date of our 2018 annual meeting of stockholders attended the annual meeting in person, by telephone or by other electronic means.

Audit Review Committee
2018 Meetings: 8

Members:	•	The Audit Review Committee has the responsibilities set forth in its charter, including:
Carolyn Corvi		•	reviewing the quality and integrity of our financial statements;
John P. Jumper		•	monitoring our compliance with legal and regulatory requirements;
Dennis W. LaBarre		•	reviewing the adequacy of our internal controls;
John M. Stropki (Chair)		•	setting our guidelines and policies to monitor and control our major financial risk
Eugene Wong			exposures;
		•	reviewing the qualifications, independence, selection and retention of the independent registered public accounting firm;
		•	reviewing the performance of our internal audit function and independent registered public accounting firm;
		•	assisting our Board of Directors and the Company in interpreting and applying our
Corporate Compliance Program and other issues related to corporate and employee ethics;
and
		•	preparing the Annual Report of the Audit Review Committee to be included in our
Proxy Statement.
	•	No member of the Audit Review Committee serves on more than three public company audit committees.
	•	The Board has determined that all members are independent and financially literate under NYSE listing standards and rules of the U.S. Securities and Exchange Commission
(the "SEC").
	•	The Board has determined that Mr. Stropki is an "audit committee financial expert" as defined by the SEC and that he has accounting and related financial management expertise as required by NYSE listing standards.

Nominating and Corporate Governance Committee
2018 Meetings: 3

Members:	•	The Nominating and Corporate Governance Committee (the "NCG Committee") has the
John P. Jumper		responsibilities set forth in its charter, including:
Dennis W. LaBarre (Chair)		•	reviewing and making of recommendations to our Board of Directors of the criteria
H. Vincent Poor			for membership on our Board of Directors;
John M. Stropki		•	reviewing and making of recommendations to our Board of Directors of the optimum number and qualifications of directors believed to be desirable;
		•	implementing and monitoring a system to receive suggestions for nominees to directorships of the Company;
		•	identifying qualified candidates and making recommendations to our Board of Directors of specific candidates for membership on our Board of Directors;
		•	reviewing our Corporate Governance Guidelines and recommending changes as appropriate;
		•	overseeing evaluations of the Board of Directors' effectiveness;
		•	annually reporting to the Board of Directors its assessment of our Board's performance; and
		•	considering director candidates recommended by our stockholders, see "Procedures for
Submission and Consideration of Director Candidates" on page 48.
	•	The Board has determined that all members are independent under NYSE listing standards.
	•	The NCG Committee may consult with members of the Taplin and Rankin families, including Alfred M. Rankin, Jr., regarding the composition of our Board of Directors.

Compensation Committee
2018 Meetings: 6

Members:	•	The Compensation Committee has the responsibilities set forth in its charter, including:
Carolyn Corvi		• reviewing and approving corporate goals and objectives relevant to compensation;
John P. Jumper (Chair)		• evaluating the performance of the Chief Executive Officer, whom we refer to
H. Vincent Poor		as our CEO, other executive officers and senior managers in light of these goals and
John M. Stropki		objectives;
Eugene Wong		• determining and approving of CEO, other executive officer and senior manager compensation levels;
• establishing guidelines for administering the Company's compensation policies and programs for all employees;
• considering whether the risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on the Company;
• making recommendations to our Board of Directors, where appropriate or required, and the taking of other actions with respect to all other compensation matters, including incentive compensation plans and equity-based plans;
• periodically reviewing the compensation of our Board of Directors; and
• reviewing and approving the Compensation Discussion and Analysis and preparing the annual Compensation Committee Report to be included in our Proxy Statement.
	•	The Board has determined that all members are independent under the NYSE listing standards and the rules of the SEC.
	•	The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee or, in appropriate cases, to our senior managers.
	•	The Compensation Committee retains and receives assistance in the performance of its responsibilities from an internationally recognized compensation consulting firm, discussed under the heading "Compensation Consultants" on page 19.

Planning Advisory Committee
2018 Meetings: 3

Members:	•	The Planning Advisory Committee has the responsibilities set forth in its charter, including:
James B. Bemowski		•	acting as a key participant, resource and adviser on various operational matters;
Carolyn Corvi		•	reviewing and advising on a preliminary basis possible acquisitions, divestitures, and other
Dennis W. LaBarre			transactions identified by management for possible consideration of the full Board of Directors;
Alfred M. Rankin, Jr. (Chair)		•	considering and recommending to the Board of Directors special advisory roles for Directors who are not members of the Planning Advisory Committee; and
		•	providing general oversight on behalf of the Board of Directors with respect to stockholder interests and the Company's evolving structure and stockholder base.

Finance Committee
2018 Meetings: 3

Members:	•	The Finance Committee has the responsibilities set forth in its charter, including:
James B. Bemowski		•	reviewing the financing and financial risk management strategies for the Company and its
J.C. Butler, Jr.			principal operating subsidiary; and
Carolyn Corvi (Chair)		•	making recommendations to the Board on matters concerning finance.
Dennis W. LaBarre
Alfred M. Rankin, Jr.
Claiborne R. Rankin
Britton T. Taplin

Executive Committee
2018 Meetings: 0

Members:	•	The Executive Committee responsibilities include:
Carolyn Corvi		• acting on behalf of the Board on matters requiring Board action between meetings
John P. Jumper		of the full Board.
Dennis W. LaBarre	•	All members, except Mr. Rankin, are independent.
Alfred M. Rankin, Jr. (Chair)
John M. Stropki

Board Leadership Structure
The Board believes that it is prudent and in the best interests of stockholders that the CEO and Chairman positions be combined and that such combination has no negative effect on the operation or direction of the Company. Alfred M. Rankin, Jr., the Company's CEO, is the most appropriate person to serve as our Chairman because he possesses in-depth knowledge of the issues, opportunities and challenges facing our business. Because of this knowledge and insight, the Board of Directors believes that Mr. Rankin is in the best position to effectively identify strategic opportunities and priorities and to lead discussions regarding the execution of the Company's strategies and achievement of its objectives. As Chairman, our CEO is able to:

•	focus our Board of Directors on the most significant strategic goals and risks of our business;

•	utilize the individual qualifications, skills and experience of the other members of the Board of Directors to maximize their contributions to our Board of Directors;

•	assess whether each other member of our Board of Directors has sufficient knowledge and understanding of our business to enable them to make informed judgments;

•	promote a seamless flow of information to our Board of Directors;

•	facilitate the flow of information between our Board of Directors and our management; and

•	provide the perspective of a long-term stockholder.
In addition, Colin Wilson is the CEO of our principal operating subsidiary, Hyster-Yale Group, Inc. ("HYG"), and as such is responsible for the day-to-day operations of the business. This arrangement allows Mr. Rankin to focus almost exclusively on the strategic opportunities and priorities of the overall business.
We do not assign a lead independent director, but the Chairman of our Compensation Committee presides at the regularly-scheduled meetings of non-management directors.

Board Oversight of Risk Management
The Board believes that strong and effective controls and risk management processes are essential components needed to achieve long-term stockholder value. The Board, directly and through its committees, is responsible for overseeing risks that potentially affect the Company. Each Board committee is responsible for oversight of risk categories related to the Committee's specific function, while our full Board exercises ultimate responsibility for overseeing the risk management as a whole. The respective areas of risk oversight exercised by our Board and its committees are as follows:

Board/Committee		Primary Areas of Risk Oversight
Full Board	•
Oversees overall Company risk management procedures, including operational and strategic, and regularly receives and evaluates reports and presentations from the Chairs of the Audit Review, Compensation, NCG, Planning Advisory and Finance Committees on risk-related matters falling within each respective committee's oversight responsibilities

Audit Review Committee	•
Oversees financial and legal risks by regularly reviewing reports and presentations given by management, including our Senior Vice President, General Counsel and Secretary, Senior Vice President and Chief Financial Officer, and Director, Internal Audit, as well as other operational Company personnel, and evaluates potential related-person transactions

•
Regularly reviews our risk management practices and risk-related policies (for example, the Company's Code of Corporate Conduct and legal and regulatory reviews) and evaluates potential risks related to internal control over financial reporting

NCG Committee	•	Oversees potential risks related to our governance practices by, among other things, reviewing succession plans and performance evaluations of the Board and CEO
Compensation Committee	•
Oversees potential risks related to the design and administration of our compensation plans, policies and programs, including our performance-based compensation programs, to promote appropriate incentives that do not encourage unnecessary and excessive risk-taking by our executive officers or other employees

Finance Committee	•	Regularly reviews risks related to financing and other risk management strategies, including reviews of our insurance portfolios
Planning Advisory Committee	•	Assists the Board in its oversight of the Company's key strategies, projects and initiatives

Code of Conduct
We have adopted a code of ethics, entitled "Code of Corporate Conduct," applicable to all of our personnel, including the principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions. Waivers of our Code of Corporate Conduct, if any, for our directors or executive officers may be disclosed on our website, by press release or by filing a Current Report on Form 8-K with the SEC. The Code of Corporate Conduct and the Independence Standards for Directors, as well as each of the charters of the Audit Review, Compensation and NCG Committees, are available free of charge on our website at http://www.hyster-yale.com, under the heading "Corporate Governance." The information contained on or accessible through our website is not incorporated by reference into this Proxy Statement and you should not consider such information to be part of this Proxy Statement.

Review and Approval of Related Party Transactions
The Audit Review Committee reviews all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in such transactions. Our legal department is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related-person transactions in order to enable the Audit Review Committee to determine whether we have, or a related-person has, a direct or indirect material interest in the transaction. In the course of the review of a potentially-material related-person transaction, the Audit Review Committee considers:

•	the nature of the related-person's interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related-person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the Audit Review Committee deems appropriate.
Based on this review, the Audit Review Committee will determine whether to approve or ratify any transaction that is directly or indirectly material to us or a related-person.
Any member of the Audit Review Committee who is a related-person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the Audit Review Committee that considers the transaction.

Communication with Directors
Our stockholders and other interested parties may communicate with our Board of Directors as a group, with the non-management directors as a group, or with any individual director by sending written communications to Hyster-Yale Materials Handling, Inc., 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Review Committee. All other communications will be provided to the individual director(s) or group of directors to whom they are addressed. Copies of all communications will be provided to all other directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to our or our principal operating subsidiary's business or communications that relate to improper or irrelevant topics.

Report of the Audit Review Committee
The Audit Review Committee has reviewed and discussed with our management and Ernst & Young LLP, our independent registered public accounting firm, our audited consolidated financial statements contained in our Annual Report to Stockholders for the year ended December 31, 2018. The Audit Review Committee also has reviewed and discussed with management and Ernst & Young LLP the assessment of the Company’s internal control over financial reporting at December 31, 2018.
The Audit Review Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301, “Communications with Audit Committees”.
The Audit Review Committee has received and reviewed the written disclosures and the independence letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP's communications with the Audit Review Committee concerning independence, and has discussed with Ernst & Young LLP its independence.
Based on the review and discussions referred to above, the Audit Review Committee recommended to the Board of Directors (and the Board of Directors subsequently approved the recommendation) that the audited consolidated financial statements for 2018 be included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC.
JOHN M. STROPKI, CHAIR
CAROLYN CORVI
JOHN P. JUMPER
DENNIS W. LABARRE
EUGENE WONG

PART TWO - PROPOSALS TO BE VOTED ON AT THE 2019 ANNUAL MEETING

Election of Directors (Proposal 1)

Director Nominee Information
It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees named in the following table to serve as directors for a term until the next annual meeting and until their successors are elected, unless contrary instructions are received. The Board of Directors has fixed the total number of directors to be elected at the Annual Meeting at eleven. All of the nominees listed below presently serve as our directors and were elected at our 2018 Annual Meeting of Stockholders. If, in the judgment of the proxy holders, an unexpected occurrence should make it necessary to substitute another person for any of the nominees, shares represented by proxies will be voted for such other person as the proxy holders may select.
The disclosure below provides information as of the date of this Proxy Statement about each director nominee. The information presented is based upon information each director has given us about his or her age, all positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies for which he/she currently serves as a director or has served as a director during the past five years. We have also presented information regarding each nominee's specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he/she should serve as a director. We believe that the nomination of each of our director nominees is in the best long-term interests of our stockholders, as each individual possesses the highest personal and professional ethics, integrity and values, and each nominee has the judgment, skill, independence and experience required to serve as a member of our Board of Directors. Each individual has also demonstrated a strong commitment to service to the Company.

Name	Age	Principal Occupation and Business Experience During Last Five Years and other Directorships in Public Companies	Director Since
James B. Bemowski	65
Retired Vice Chairman of Doosan Group; Chief Executive Officer of Doosan Corporation Business Operations from prior to 2014 to August 2015; Senior Advisor for Doosan Corporation (a South Korean Conglomerate) from 2016 to 2018. Director of POSCO (a multi-national steel company) from prior to 2014 to 2015; since prior to 2014 a member of Claremont McKenna College Board of Trustees, a member of the Board of Advisors of Southern Capital (a Singapore-based private equity firm); and since prior to 2014 to 2018 Chairman of the Global Advisory Board of Yonsei University Business School.

Through his combined 35 years of experience with Doosan, as well as with McKinsey & Company, where he was a senior partner and manager of Asian offices, Mr. Bemowski brings a depth of understanding of Asian market business practices, including in the forklift business. In addition, he has extensive knowledge in the areas of financial services, acquisitions, restructuring, alliances and private equity. He also brings to our Board practical insights with respect to the global steel, energy and materials businesses.
			2018
J.C. Butler, Jr.	58
President and Chief Executive Officer of NACCO Industries, Inc. (“NACCO”) since October 2017. President and Chief Executive Officer of The North American Coal Corporation (“NACoal”, a wholly-owned subsidiary of NACCO) since July 2015.  Senior Vice President - Finance, Treasurer and Chief Administrative Officer of NACCO from prior to 2014 to September 2017.  Senior Vice President - Project Development, Administration and Mississippi Operations of NACoal from July 2014 to July 2015, and Senior Vice President - Project Development and Administration of NACoal from prior to 2014 to July 2014.  Director of NACCO since September 2017 and of Hamilton Beach Brands Holding Company since September 2017.  Director of Midwest AgEnergy Group (a developer and operator of ethanol facilities in North Dakota) since January 2014.  Serves on the board of the National Mining Association and is a member of the Management Committee of the Lignite Energy Council.

With over 20 years of service as a member of senior management at NACCO while we were its wholly-owned subsidiary, including as Treasurer of HYG, our principal operating subsidiary, Mr. Butler has extensive knowledge of our operations and strategies.
			2012
Carolyn Corvi	67
Retired Vice President and General Manager - Airplane Programs of The Boeing Company (an aerospace company). Director of United Continental Holdings, Inc. and Allegheny Technologies, Inc.

Ms. Corvi's experience in general management, including her service as vice president and general manager of a major publicly-traded corporation, enables her to make significant contributions to our Board of Directors. Through this past employment experience and her past and current service on the boards of publicly-traded corporations, she offers the Board a comprehensive perspective for developing corporate strategies and managing risks of a major publicly-traded corporation.
			2012
John P. Jumper	74
Retired Chief of Staff, United States Air Force. Chairman of the Board of Leidos Holdings, Inc. (an applied technology company) from prior to 2014 to June 2015. Chief Executive Officer of Leidos Holdings, Inc. from prior to 2014 to 2014. Director of Leidos Holding, Inc. from prior to 2014 to 2018. President, John P. Jumper & Associates (aerospace consulting) from prior to 2014. General Jumper also serves as a Director of NACCO, Hamilton Beach Brands Holding Company.

Through his extensive military career, including as the highest-ranking officer in the U.S. Air Force, General Jumper developed valuable and proven leadership and management skills that make him a significant contributor to our Board. In addition, General Jumper's current and prior service on the boards of other publicly-traded corporations, as well as Chairman and Chief Executive Officer of two Fortune 500 companies, allow him to provide valuable insight to our Board on matters of corporate governance and executive compensation policies and practices.
			2012
Dennis W. LaBarre	76
Retired Partner of Jones Day (a law firm). From January 2014 to December 2014, Of Counsel of Jones Day. Mr. LaBarre serves as a Director of NACCO and Hamilton Beach Brands Holding Company.

Mr. LaBarre is a lawyer with broad experience counseling boards and senior management of publicly-traded and private corporations regarding corporate governance, compliance and other domestic and international business and transactional issues. In addition, he has over 30 years of experience as a member of senior management of a major international law firm. These experiences enable him to provide our Board of Directors with an expansive view of legal and business issues, which is further enhanced by his extensive knowledge of us as a result of his many years of service on NACCO's board and through his involvement with its committees.
			2012

Name	Age	Principal Occupation and Business Experience During Last Five Years and other Directorships in Public Companies	Director Since
H. Vincent Poor	67
Michael Henry Strater University Professor of Electrical Engineering at Princeton University since prior to 2014; Professor of Electrical Engineering since prior to 2014; Associated Faculty, Princeton Environmental Institute since prior to 2014; Associated Faculty, department of Operations Research & Financial Engineering since prior to 2014; Associated Faculty, Program in Applied and Computational Mathematics since prior to 2014; Associated Faculty, Andlinger Center for Energy and Environment since 2014; Dean, School of Engineering and Applied Science from prior to 2014 to 2016; Director, IEEE Foundation since 2015; and Director, Corporation for National Research Initiatives since prior to 2014. A member of the U.S. National Academy of Engineering and a former Guggenheim Fellow.

Dr. Poor’s broad experience in the fields of robust statistical signal processing, multi-user detection and non-Gaussian signal processing have opened new horizons in wireless communications and related fields. In this context, his extensive skills and knowledge allow him to provide valuable insight to our Board on matters related to telemetry and electrical engineering.
			2017
Alfred M. Rankin, Jr.	77
Chairman, President, and Chief Executive Officer of the Company and Chairman of HYG. Since September 2017 Non-Executive Chairman of NACCO Industries and since prior to 2014 Chairman of NACCO’s principal subsidiary, North American Coal. From September 2017 to December 2018 Executive Chairman of Hamilton Beach Brands Holding Company. Since January 2019 Non-Executive Chairman of Hamilton Beach Brands Holding Company. Since prior to 2014 Chairman of Hamilton Beach Brands Holding Company’s principal subsidiaries, Hamilton Beach Brands, Inc. and The Kitchen Collection, LLC. From prior to 2014 to September 2017 Chairman, President, and CEO of NACCO Industries. From prior to 2014 to October 2014, Director of The Vanguard Group.

In over 45 years of service to NACCO, our former parent company, as a Director and over 25 years in senior management of NACCO, Mr. Rankin has amassed extensive knowledge of all of our strategies and operations. In addition to his extensive knowledge of the Company, he also brings to our Board unique insight resulting from his service on the boards of other publicly-traded corporations, The Vanguard Group and the Federal Reserve Bank of Cleveland. Additionally, through his dedicated service to many of Cleveland’s cultural institutions, he provides a valuable link between our Board, the Company, and the community surrounding our corporate headquarters. Mr. Rankin is also the grandson of the founder of NACCO and additionally brings the perspective of a long-term stockholder to our Board.
			2012
Claiborne R. Rankin	68
Manager of NCAF Management, LLC, the managing member of North Coast Angel Fund, LLC (a private firm specializing in venture capital and investments) from prior to 2014. Managing Member of Sycamore Partners, LLC, the manager of NCAF Management II, LLC and managing member of North Coast Angel Fund II, LLC (each a private firm specializing in venture capital and investments) from prior to 2014.

Mr. Rankin is the grandson of the founder of NACCO. As a member of the board of HYG for more than 20 years, Mr. Rankin has extensive knowledge of the lift truck industry and the Company. This experience and knowledge, his venture capital experience and the perspective of a long-term stockholder enable him to contribute to our Board of Directors.
			2012
John M. Stropki	68	Retired Executive Chairman, Lincoln Electric Holding, Inc. (a welding products company). From prior to 2014 Director of the Sherwin Williams Company and Rexnord Corporation. Mr. Stropki's experience as a president and chief executive officer of a publicly-traded corporation allows him to make significant contributions to our Board of Directors. His 40 years of experience at Lincoln Electric have provided him with vast management, manufacturing and leadership skills in an industrial company as well as important perspectives on operating a business in a global market.	2013
Britton T. Taplin	62	Self-employed (personal investments) from prior to 2014. Mr. Taplin also serves as a Director of NACCO. Mr. Taplin is the grandson of the founder of NACCO and brings the perspective of a long-term stockholder to our Board of Directors.	2012
Eugene Wong	84
Professor Emeritus of the University of California at Berkeley.

Dr. Wong has broad experience in engineering, particularly in the areas of electrical engineering and software design, which are of significant value to the oversight of our information technology infrastructure, product development and general engineering. He has served as technical consultant to a number of leading and developing nations, which enables him to provide an up-to-date international perspective to our Board of Directors. Dr. Wong has also co-founded and managed several corporations, and has served as a chief executive officer of one, enabling him to contribute an administrative and management perspective of a corporate chief executive officer.
			2012

J.C. Butler, Jr. is the son-in-law of Alfred M. Rankin, Jr. As indicated on the Director Compensation Table shown below, in 2018 Mr. Butler received $203,624 in total compensation from us as a director.
Claiborne R. Rankin is the brother of Alfred M. Rankin, Jr. As indicated on the Director Compensation Table shown below, in 2018 Mr. C. Rankin received $195,109 in total compensation from us as a director.

Director Compensation
The following table sets forth all compensation of each director, other than Alfred M. Rankin, Jr. ("Mr. A. Rankin"), for services as our directors and as directors of certain of our operating subsidiaries. In addition to being a director, Mr. A. Rankin serves as Chairman, President and CEO of the Company and Chairman of HYG. Mr. A. Rankin does not receive any compensation for his services as a director. Mr. A. Rankin's compensation for services as one of our Named Executive Officers is shown in the Summary Compensation Table on page 34.
For Fiscal Year Ended December 31, 2018

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
James B. Bemowski (4)	$59,390	$73,380	$6,200	$138,970
J.C. Butler, Jr.	$91,091	$107,206	$5,327	$203,624
Carolyn Corvi	$129,091	$107,206	$6,812	$243,109
John P. Jumper	$119,091	$107,206	$5,248	$231,545
Dennis W. LaBarre	$141,341	$107,206	$5,203	$253,750
H. Vincent Poor	$94,091	$107,206	$6,756	$208,053
Claiborne R. Rankin	$81,091	$107,206	$6,812	$195,109
John M. Stropki	$50,276	$177,286	$6,812	$234,374
Britton T. Taplin	$81,091	$107,206	$6,812	$195,109
Eugene Wong	$26,276	$177,286	$3,655	$207,217

(1)
The amounts in this column reflect the annual retainers and other fees earned by our directors for services rendered in 2018. They also include payment for certain fractional shares of Class A Common that were earned and cashed out under the Hyster-Yale Materials Handling, Inc. Non-Employee Directors' Equity Compensation Plan (the "Non-Employee Directors' Plan") described below.

(2)
Under the Non-Employee Directors' Plan, the directors are required to receive a portion of their annual retainer in shares of Class A Common (the "Mandatory Shares"). They are also permitted to elect to receive all or part of the remainder of the retainer and all fees in the form of shares of Class A Common (the "Voluntary Shares"). Amounts in this column reflect the aggregate grant date fair value of the Mandatory Shares and Voluntary Shares that were granted to directors under the Non-Employee Directors' Plan, determined pursuant to the Financial Accounting Standards Board Accounting Standards Codification Topic 718, which we refer to as FASB ASC Topic 718. See Note (6) of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 for more information regarding the accounting treatment of our equity awards. Mandatory and Voluntary Shares are immediately vested when granted.

(3)
The amount listed includes: (i) $102 (pro-rated for Mr. Bemowski) for each director in Company-paid life-insurance premiums for the benefit of the director; (ii) other Company-paid premiums for accidental death and dismemberment insurance for the directors and their spouses; and (iii) personal excess liability insurance premiums for the directors and immediate family members (other than Messrs. Butler and LaBarre and General Jumper). The amount listed also includes charitable contributions made in our name on behalf of the director and spouse under our matching charitable gift program in the amount of $2,000 for Dr. Wong and $5,000 for each of the remaining directors.

(4)	Mr. Bemowski was elected to our Board of Directors effective May 9, 2018.
Description of Material Factors Relating to the Director Compensation Table
Each non-employee director is entitled to receive the following annual compensation for service on our Board of Directors and on HYG's Board of Directors:

•	a retainer of $173,000 ($113,000 of which will be paid in the form of Mandatory Shares, as described below);

•	attendance fees of $1,000 per day for each meeting attended (including telephonic/telepresence meetings) of our Board of Directors or subsidiary Board of Directors (limited to $1,000 per day);

•	attendance fees of $1,000 for each meeting attended (including telephonic/telepresence meetings) of a committee of our Board of Directors on which the director served;

•	an additional retainer of $7,000 for each committee of our Board of Directors on which the director served (other than the Executive Committee);

•	an additional retainer of $10,000 for each committee of our Board of Directors on which the director served as chairman (other than the Audit Review Committee); and

•	an additional retainer of $15,000 for the chairman of the Audit Review Committee of our Board of Directors.
The retainers are paid quarterly in arrears and the meeting fees are paid following each meeting. Each director is also reimbursed for expenses incurred as a result of attendance at meetings. We also occasionally make a private aircraft available to directors for attendance at meetings of our Board of Directors and subsidiary Board of Directors.
Under the Non-Employee Directors' Plan, each director who was not an officer of the Company or one of our subsidiaries receives $113,000 of the $173,000 retainer in whole shares of Class A Common, referred to as Mandatory Shares. Any fractional shares are paid in cash. The actual number of shares of Mandatory Shares issued to a director is determined by the following formula:
the dollar value of the portion of the $113,000 retainer that was earned by the director each quarter divided by
the average closing price of shares of Class A Common on the NYSE for each week during such quarter.
These shares are fully vested on the date of grant, and the director is entitled to all rights of a stockholder, including the right to vote and receive dividends. However, the shares cannot be assigned, pledged or otherwise transferred by the director other than:

•	by will or the laws of descent and distribution;

•	pursuant to a qualifying domestic relations order; or

•	to a trust for the benefit of the director or his or her spouse, children or grandchildren.
These restrictions lapse on the earliest to occur of:

•	ten years after the last day of the calendar quarter for which such shares were earned;

•	the director's death or permanent disability;

•	five years from the date of the director's retirement;

•	the date that a director is both retired from our Board of Directors and has reached age 70; or

•	at such other time as determined by the Board of Directors in its sole discretion.
In addition, each director may elect under the Non-Employee Directors' Plan to receive shares of Class A Common in lieu of cash, referred to as Voluntary Shares, for up to 100% of the balance of their retainers and meeting attendance fees. The number of shares issued is determined under the same formula stated above. However, these Voluntary Shares are not subject to the foregoing transfer restrictions.
Each director also receives (i) Company-paid life insurance in the amount of $50,000; (ii) Company-paid accidental death and dismemberment insurance for the director and spouse; (iii) personal excess liability insurance in the amount of $10 million for the director and immediate family members who reside with the director (other than Messrs. Butler and LaBarre and General Jumper) and (iv) up to $5,000 per year in matching charitable contributions.
Director Compensation Program for 2019
The Compensation Committee periodically evaluates and recommends changes to our compensation program for directors. In 2018, the Compensation Committee used the Korn Ferry consulting firm to evaluate and provide recommendations regarding our director compensation program. Our Board of Directors adopted certain recommendations and made changes effective January 1, 2019.
The revised director compensation program is structured in a similar manner to the 2018 program. However, the retainers paid to each non-employee director for service on our Board of Directors were increased effective January 1, 2019, from $173,000 ($113,000 of which is paid in the form of Mandatory Shares) to $178,000 ($118,000 of which will be paid in the form of Mandatory Shares).

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.
Based upon the review of the copies of Section 16(a) forms received by us, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, we believe that, during 2018, all filing requirements applicable for reporting persons were met with the exception of Helen R. Butler and Clara R. Williams who, due to a miscommunication, each reported one gift after the Form 5 filing deadline.

Advisory Vote to Approve the Company's Named Executive Officer Compensation (Proposal 2)
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, referred to as the Dodd-Frank Act, and Section 14A of the Exchange Act, we are asking you to cast an advisory (non-binding) vote to approve the Company's Named Executive Officer compensation.
Why You Should Approve our Named Executive Officer Compensation
The guiding principle of the compensation program for senior management employees, including Named Executive Officers, is the maintenance of a strong link between an employee's compensation, individual performance and the performance of the Company as a whole and/or the business unit for which the employee has responsibility. The primary objectives of our compensation program are:

•	to attract, retain and motivate talented management;

•	to reward management with competitive total compensation for the achievement of specific corporate and individual goals; and

•	to make management long-term stakeholders in the Company.
We encourage stockholders to read the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis and compensation tables, for a more detailed discussion of our compensation programs and policies. We believe our compensation programs and policies are appropriate and effective in implementing our compensation philosophy and in achieving our goals, and that they are aligned with stockholder interests.
We believe that stockholders should consider the following in determining whether to approve this proposal.
Compensation Program is Highly Aligned with Stockholder Value
We seek to achieve the foregoing policies and objectives through a mix of base salaries and incentive plans. Base salaries are set at levels appropriate to allow the incentive plans to serve as significant motivating factors. The Compensation Committee carefully reviews each of these components in relation to our performance. Incentive-based compensation plans are designed to provide significant rewards for achieving or surpassing annual operating and financial performance objectives, as well as to align the compensation interests of the senior management employees, including the Named Executive Officers, with our long-term interests.
Strong Pay-for-Performance Orientation
The short-term and long-term incentive compensation for our employees is substantially performance-based. Performance targets under our short-term incentive compensation plan are measured against our annual operating plan (AOP), while performance targets under our long-term incentive compensation plans are based on a longer term financial forecast.     Although the design of our compensation program offers opportunities for employees to earn truly superior compensation for outstanding results, it also includes significantly reduced compensation for results that do not meet or exceed the previously established performance targets for the year. In years when we have weaker financial results, payouts under the incentive compensation plans will generally be lower. In years when we have stronger financial results, payouts under the incentive compensation plans will generally be greater. In general, all performance targets are set at a scale that encourages performance improvement without requiring outstanding results that would encourage conduct inconsistent with building long term value. The chosen performance metrics and measurement periods are well-aligned with our business strategy and objectives for long-term value creation for our stockholders.
Compensation Program Has Appropriate Long-Term Orientation
Our compensation programs and policies have a long-term focus.
The purpose of our long-term incentive compensation plans is to enable senior management employees to accumulate capital through future managerial performance, which the Compensation Committee believes contributes to the future success of our businesses. Our long-term incentive compensation plans generally require long-term commitment on the part of our senior management employees, and cash withdrawals or stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the Company for an extended period to strengthen the tie between stockholders' and the Named Executive Officers' long-term interests.
Therefore, stockholders are asked to cast a non-binding, advisory vote to approve the following resolution that will be submitted for a stockholder vote at the meeting:
"RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby APPROVED."
Stockholder Vote. In accordance with our Bylaws, the affirmative vote of the holders of a majority of the voting power of our stock that are present in person or represented by proxy and that is actually voted is required to approve this proposal. You may vote "FOR" or "AGAINST" the resolution or abstain from voting on the resolution. The result of the say-on-pay vote will not be binding on us or the Board. The final decision on the Company's executive compensation and benefits remains with the Board and the Compensation Committee. However, we and the Board value the views of our stockholders. The Board and the Compensation Committee will review the results of the vote and expect to take them into consideration in addressing future compensation policies and decisions.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND NARRATIVE DISCUSSION.

Advisory Vote on the Frequency for Future Advisory Votes to Approve the Company's Named Executive Officer Compensation (Proposal 3)
As required by the Dodd Frank Act and Section 14A of the Exchange Act, we are also asking our stockholders this year to cast a non-binding advisory vote to determine whether the stockholder vote to approve the Company's Named Executive Officer compensation (or the "say-on-pay") should occur every one, two or three years.
After careful consideration, the Board has determined that holding an advisory say-on pay vote every year is the most appropriate policy for the Company at this time and recommends that stockholders vote for future advisory votes to approve the Company's Named Executive Officer compensation to occur every year. While our compensation programs are designed to promote a long-term connection between pay and performance, our Board believes that an annual say-on-pay vote allows our stockholders to provide us with immediate and direct input on our executive compensation plans and programs.

Stockholder Vote. You may vote for future advisory votes to approve the Company's Named Executive Officer compensation to occur every one, two or three years or you may abstain from voting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF ''EVERY YEAR'' FOR THE ADVISORY VOTE ON THE FREQUENCY FOR FUTURE ADVISORY VOTES TO APPROVE THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION.

Approval of the Company's Non-Employee Directors' Equity Compensation Plan (Proposal 4)
We are asking our stockholders to approve an amended and restated Non-Employee Directors' Plan (the "Amended Directors' Plan") that was adopted by our Board on February 19, 2019. A prior version of the plan document was previously approved by stockholders in 2012 (the "Current Directors' Plan"). If approved by stockholders, the Amended Directors' Plan replaces the Current Directors' Plan.
Our principal reason for adopting the Amended Directors' Plan is to increase the number of Class A Common shares available for issuance. The Amended Directors' Plan provides that 100,000 shares may be issued or transferred under the Amended Directors' Plan on or after May 17, 2019.
In approving the Amended Directors' Plan, the Board made the following material changes, along with certain other immaterial and clarifying changes, to the Current Directors' Plan:

•
Increase in Shares Available for Awards: Effective May 17, 2019, the number of shares of Class A Common under the Amended Directors' Plan is 100,000. For more information regarding the shares available for issuance, see "Why We Believe You Should Vote for Proposal 4" below.

•
Individual Director Annual Limit: The Amended Directors' Plan adds a limit on the number of shares that may be issued or transferred to an individual non-employee director in any calendar year under the plan. Subject to adjustment as provided in the Amended Directors' Plan, the maximum amount paid to a non-employee director in any calendar year beginning on or after January 1, 2019 shall not exceed the greater of (i) $1,250,000 or (ii) the fair market value of 20,000 shares of Class A Common Stock.

•
Pro-rated Retainer: The Amended Directors' Plan clarifies that a non-employee director’s retainer paid pursuant to the Amended Directors' Plan will be pro-rated in the event the non-employee director begins or ceases service during the applicable quarter for which the retainer is paid.

•	Permitted Amendments: Stockholder approval will only be required to amend the Amended Directors' Plan where it is otherwise required by applicable law or stock exchange requirements.

•
Share Counting: The Amended Directors' Plan clarifies that, if applicable, shares withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation will count against the shares issuable under the plan.

•
Transferability: The Amended Directors' Plan provides that, in addition to a trust, Mandatory Shares (as defined below) may be transferred to a partnership for the benefit of a participant or certain members of his family.

•	Plan Term: The Amended Directors' Plan now has a limited term. No Mandatory Shares or Voluntary Shares may be issued under the Amended Directors' Plan on or after May 17, 2029.

•
Adjustments: The Amended Directors' Plan now allows the Compensation Committee, in connection with certain transactions or events, to provide substitute consideration for outstanding Mandatory Shares or Voluntary Shares.

Why We Believe You Should Vote for Proposal 4. The Amended Directors' Plan authorizes our Board to provide quarterly retainers to our non-employee directors that are payable partly in cash and partly in Class A Common shares for the purpose of helping to align the interests of our non-employee directors with the stockholders of the Company.
We believe our future success depends in part on our ability to attract, motivate and retain high quality non-employee directors. The ability to provide equity-based awards under the Amended Directors' Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our non-employee directors.
We also believe that equity compensation motivates non-employee directors to appropriately focus on actions that enhance stockholder value because they will share in that value enhancement through improved share price performance. Our equity compensation also helps to retain our non-employee directors and to promote a focus on sustained enhancement of stockholder value because our equity compensation awards are generally subject to lengthy transfer restrictions.
As of February 28, 2019, 8,739 Class A Common shares, par value $1.00 per share, remained available for issuance under the Current Directors' Plan. If the Amended Directors' Plan is not approved, we may deem it necessary to increase significantly the cash component of our non-employee director compensation, which may not necessarily align compensation interests with the investment interests of our stockholders as well as alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders.
The following includes (1) aggregated information regarding the dilution associated with the Current Directors' Plan and the potential stockholder dilution that would result if the proposed share increase under the Amended Directors' Plan is approved and (2) our burn rate. As of February 28, 2019, there were 12,774,403 shares of Class A Common outstanding.
Under the terms of the Current Directors' Plan, a maximum of 100,000 shares of Class A Common (subject to adjustment as described in the Current Directors' Plan) were available to be issued as Mandatory and Voluntary Shares, of which 91,261 shares of Class A Common (0.714% of our outstanding Class A Common shares) had been issued and 8,739 shares of Class A Common remained available for issuance as of February 28, 2019. The 8,739 shares of Class A Common remaining available for issuance, a portion of which will be issued in April 2019 in connection with quarterly retainer payments, represented 0.069% of our outstanding Class A Common shares, as of February 28, 2019. Upon approval of the Amended Directors' Plan requested hereby, the maximum number of shares available for future issuance on or after the effective date as Mandatory and Voluntary Shares under the Amended Directors' Plan will again be an aggregate of 100,000 shares of Class A Common (subject to adjustments as described in the Amended Directors' Plan). This breaks down to a new share request of 91,261 shares of Class A Common. Based on the closing price on the NYSE for our Class A Common Shares on February 28, 2019 of $67.66 per share, the aggregate market value of the 100,000 shares of Class A Common that will be available for future issuance under the Amended Directors' Plan was $6,766,000.
For 2016, 2017 and 2018, we issued Mandatory and Voluntary Shares under the Current Directors' Plan covering 17,778 shares, 16,486 shares, and 18,378 shares, respectively. Based on our basic weighted average shares of Class A Common outstanding for those three years of 12,441,529, 12,533,431 and 12,649,478, respectively, for the three-year period 2016-2018, our average burn rate was 0.140% (our individual years' burn rates were 0.143% for 2016, 0.132% for 2017, and 0.145% for 2018).
In determining the number of shares to request for approval under the Amended Directors' Plan, our management team worked with the Compensation Committee to evaluate a number of factors, including our recent share usage and the facts that

(1) we perform an in-depth analysis of our Board compensation package on a triennial basis (and interim reviews at other times) and (2) non-employee directors have the option to receive their entire fees in the form of Voluntary Shares (as defined below), which would substantially increase the number of shares required under the plan.
If the Amended Directors' Plan is approved, we intend to utilize the shares authorized under the Amended Directors' Plan to continue our practice of incentivizing directors through equity grants. We currently anticipate that the shares that will be available under the Amended Directors' Plan will last between five and seven years, based on our recent grant rates, director elections and the approximate current share price, but could last for a different period of time if actual practice does not match recent grant rates, our share price changes materially or individual directors elect to receive a higher percentage of their compensation in Voluntary Shares. Our Board would retain discretion to determine the amounts of the retainers for our non-employee directors, and future benefits that may be received by participants under the Amended Directors' Plan are not determinable at this time.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.
The following summary of the other terms of the Amended Directors' Plan is qualified in its entirety by reference to the Amended Directors Plan attached to this Proxy Statement as Appendix A.
Purpose. The purpose of the Amended Directors' Plan is to provide for the payment to the non-employee directors of the Company a portion of their annual retainers in capital stock of the Company in order to help further align the interests of the directors with the stockholders of the Company and thereby help promote the long-term interests of the Company.
Administration and Eligibility. The Amended Directors' Plan will be administered by the Board and the Compensation Committee, as applicable, as further described in the Amended Directors' Plan. The Board may alter or amend the Amended Directors' Plan or terminate it entirely. However, amendments to the Amended Directors' Plan will be subject to stockholder approval to the extent required by applicable law or stock exchange requirements. Furthermore, no such action shall affect a non-employee director’s rights with regard to shares that were previously issued or transferred to the director or that were earned by, but not yet issued or transferred to, the director, without the director’s consent. All non-employee directors of the Company are automatically included as participants in the Plan. As of February 28, 2019, we had ten non-employee directors. The basis for participation in the Amended Directors' Plan is election or appointment as a Company non-employee director.
Terms and Conditions. Under the Amended Directors' Plan, the directors are required to receive a portion (as determined by the Board) of their annual retainer (in 2019, $118,000 out of $178,000) in shares of Class A Common (the "Mandatory Shares"). They may also elect to receive all or part of the remainder of the retainer and all other fees in the form of shares of Class A Common (the "Voluntary Shares"). The number of shares of Class A Common issued to a director is determined by taking the dollar value of the amount to be received in Mandatory or Voluntary Shares and dividing it by the average closing price of Class A Common on the NYSE at the end of each week during each calendar quarter. The amount of any fractional shares will be paid in cash. Further, shares paid under the Amended Directors' Plan are subject to pro-ration in the event that a non-employee director begins or ceases service during the applicable calendar quarter. Shares issued under the Amended Directors' Plan may be shares of original issuance, treasury shares, or a combination of the two.
Mandatory and Voluntary Shares are fully vested on the date of payment, and the director is entitled to ownership rights in such shares, including the right to vote and receive dividends. However, the directors are generally required to hold the Mandatory Shares for a period of ten years from the last day of the calendar quarter for which the Mandatory Shares were earned and, during that ten-year holding period, the Mandatory Shares cannot be assigned, pledged or otherwise transferred except (i) by will or by the laws of descent and distribution, (ii) in the event of divorce, subject to certain limitations as described in the Amended Directors' Plan, or (iii) to a trust or partnership for the benefit of the director or his spouse, children or grandchildren (in which case the transfer restrictions remain in effect). The transfer restrictions lapse earlier on the first to occur of (i) death or permanent disability; (ii) five years from the date of the director's retirement from the Board; (iii) the date that a director has both retired from the Board and reached age 70; or (iv) at such other time as determined by the Board in its sole discretion. Voluntary Shares are not subject to such restrictions. All amounts to be settled in Mandatory Shares or Voluntary Shares will be paid in cash if such shares cannot be issued or transferred.
Subject to adjustment as described in the Amended Directors' Plan, the maximum amount paid to a non-employee director in any calendar year beginning on or after January 1, 2019 shall not exceed the greater of (i) $1,250,000 or (ii) the fair market value of 20,000 shares of Class A Common Stock.
    Adjustments. The Board will make or provide for such adjustments in the share price used to determine share payouts, in the kind of shares that may be issued or transferred under the Amended Directors' Plan, in the number of shares of Class A Common issuable in the aggregate and to individual directors under the Amended Directors' Plan, in the number of outstanding

Mandatory Shares or Voluntary Shares for each non-employee director, and in the terms applicable to Mandatory Shares or Voluntary Shares, as the Board, in its sole discretion, exercised in good faith, determines is equitably required to reflect (1) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (2) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets or issuance of rights or warrants to purchase securities, or (3) any other corporate transaction or event having an effect similar to any of the foregoing (collectively referred to as an "Extraordinary Event"). Moreover, in the event of any such Extraordinary Event, the Compensation Committee may provide in substitution for any or all outstanding Mandatory Shares or Voluntary Shares such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable under the circumstances and shall require in connection therewith the surrender of all Mandatory Shares or Voluntary Shares so replaced.
Effective Date and Plan Term. The Amended Directors' Plan is effective May 17, 2019, subject to the approval of the Amended Directors' Plan by the stockholders of the Company as of such date. No Mandatory or Voluntary Shares may be issued or transferred under the Amended Directors' Plan on or after May 17, 2029. However, shares issued or transferred prior to the termination of the Amended Directors' Plan will generally continue to be subject to the terms of the Amended Directors' Plan following such termination.
Federal Income Tax Consequences. This is a brief summary of certain Federal income tax consequences under the Amended Directors' Plan based on Federal income tax laws currently in effect. It is presented for the information of stockholders considering how to vote on this Proposal and not for Amended Directors' Plan participants. It is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare or Social Security taxes), or state, local or foreign tax consequences. Generally, the recipient will be required to include as taxable ordinary income in the year of receipt of a retainer payment an amount equal to the amount of cash received and the fair market value of any Mandatory and Voluntary Shares received.
Registration with the SEC. We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Class A Common under the Amended Directors' Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended Directors' Plan by our stockholders.
Final 2018 Awards and Estimated 2019 Awards. Stock awards under the Current Directors' Plan for 2018 issued to the non-employee directors of the Company are shown in the Director Compensation Table on page 10. Stock awards under the Amended Directors' Plan for 2019 and thereafter are not currently determinable but will be equal to the sum of the Mandatory Shares and Voluntary Shares for each director. Since the amount of Voluntary Shares is dependent on the directors' elections and not currently determinable, the following chart shows the cash value of the Mandatory Shares for the retainer of the non-employee directors under the Amended Directors' Plan for 2019:
New Plan Benefits - Amended Directors' Plan

Name and Position	Dollar Value(s)
Alfred M. Rankin, Jr. - Chairman, President and CEO - Hyster-Yale and Chairman – HYG	$—	(1)
Kenneth C. Schilling - Senior Vice President and Chief Financial Officer – Hyster-Yale and Senior Vice President and Chief Financial Officer – HYG	$—	(1)
Colin Wilson - President and CEO, HYG – Hyster-Yale and President and CEO – HYG	$—	(1)
Charles F. Pascarelli - Senior Vice President, President, Americas – HYG	$—	(1)
Rajiv Prasad - Chief Product and Operations Officer – HYG	$—	(1)
Executive Officer Group (17 persons)	$—	(1)
Non-Executive Director Group (10 persons)	$1,180,000	(2)
Non-Executive Officer Employee Group (7,783 persons)	$—	(1)

(1)	Executive officers and non-executive employees of the Company or its subsidiaries are not eligible to participate in the Amended Directors' Plan.

(2)
The only persons who are eligible to participate in the Amended Directors' plan are the non-employee directors of the Company. The dollar value shown above is equal to $118,000 of each director's annual retainer of $178,000 for 2019.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 4 TO APPROVE THE AMENDED DIRECTORS' PLAN
If the Amended Directors' Plan is not approved by Company stockholders, cash payments will be made under the Amended Directors' Plan with respect to all compensation earned for services rendered on or after May 17, 2019.

Confirmation of Appointment of Ernst & Young LLP, the Independent Registered Public Accounting Firm of the Company, for the Current Fiscal Year (Proposal 5)
Ernst & Young LLP has been selected by the Audit Review Committee as the principal independent registered public accounting firm for the current fiscal year for us and certain of our subsidiaries. The appointment of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for confirmation. However, our Board of Directors believes that obtaining stockholder confirmation is a sound governance practice.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE CONFIRMATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2019.
It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and, if a representative is in attendance, the representative will be available to answer appropriate questions.
If our stockholders fail to vote on an advisory basis in favor of the confirmation of the appointment of Ernst & Young LLP, the Audit Review Committee will take such actions as it deems necessary as a result of such stockholder vote. Even if the appointment of Ernst & Young LLP is confirmed, the Audit Review Committee may select a different independent registered public accounting firm at any time during the fiscal year 2019 if it determines that such a change would be in the best interests of the Company and its stockholders.
Audit Fees
2018 and 2017 - Ernst & Young LLP billed or will bill us in the aggregate $4.7 million and $4.8 million, respectively, for professional services rendered by Ernst & Young LLP in each of 2018 and 2017 for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 and the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q filed during the fiscal years ended December 31, 2018 and 2017, as well as for services provided in connection with statutory audits and regulatory filings with the SEC.
Audit-Related Fees
2018 and 2017 - Ernst & Young LLP billed us in the aggregate less than $0.1 million each year for assurance and related services rendered by Ernst & Young LLP in each of 2018 and 2017, primarily related to annual subscriptions for accounting reference tools.
Tax Fees
2018 and 2017 - Ernst & Young LLP did not provide services and has not billed us fees for professional tax services in 2018 or 2017.
All Other Fees
2018 and 2017 - Ernst & Young LLP did not provide services and has not billed us fees for services provided by Ernst & Young LLP, other than the services reported under "Audit Fees" and "Audit-Related Fees" during the fiscal years ended December 31, 2018 and 2017.
Except as set forth above and approved by the Audit Review Committee pursuant to our pre-approval policies and procedures, no assurance or related services, tax compliance, tax advice or tax planning services were performed by the principal independent registered public accounting firm for us during the last two fiscal years.
Pre-Approval Policies and Procedures
Under our pre-approval policies and procedures, only audit, audit-related services and tax services may be performed by our principal independent registered public accounting firm. All audit, audit-related, tax and other accounting services to be performed for us must be pre-approved by our Audit Review Committee. In furtherance of this policy, for 2019, the Audit Review Committee authorized us to engage Ernst & Young LLP for specific audit, audit-related and tax services up to specified fee levels. The Audit Review Committee has delegated to the Chairman of the Audit Review Committee, together with one other Audit Review Committee member, the authority to approve services other than audit, review or attest services, which approvals are reported to the Audit Review Committee at its next meeting. We provide a summary of approvals and commitments at each general meeting of the Audit Review Committee.
The Audit Review Committee has considered whether the providing of the non-audit services to us by Ernst & Young LLP is compatible with maintaining its independence. In addition, as a result of the recommendation of the Audit Review Committee, we have adopted policies limiting the services provided by our independent registered public accounting firm that are not audit or audit-related services.

PART THREE - EXECUTIVE COMPENSATION INFORMATION

Summary of Our Named Executive Officer Compensation Program
The material elements of our 2018 compensation objectives and policies as they relate to the Named Executive Officers listed in the Summary Compensation Table on page 34, referred to as the NEOs, are described below. This discussion and analysis should be read in conjunction with all accompanying tables, footnotes and text in the Proxy Statement.
Our executive compensation program strongly ties the compensation of our NEOs to our short-term and long-term business objectives and to stockholder interests. Key elements of compensation include base salary, annual incentive compensation, long-term incentive compensation and defined contribution retirement benefits.

At our 2016 annual meeting of stockholders, the Company received strong support for our compensation program with over 94% of the votes cast approving our advisory vote on named executive officer compensation (which vote we had conducted every three years). The Compensation Committee believes that this overwhelming support validates the philosophy and objectives of our executive compensation program.

We pay for performance. We align our executive compensation with corporate performance on both a short-term and long-term basis. In 2018, 81% of Mr. A. Rankin's 2018 target compensation and, as a group, approximately 66% of the other NEOs' target compensation was incentive-based and "at-risk" based on Company performance.
In addition, the long-term awards for the NEOs were paid in the form of restricted shares of Class A Common which, as described in more detail beginning on page 28, are generally subject to transfer restrictions for a period of ten years. The value of these restricted stock awards continues to be "at-risk" based on future Company performance and continues to align the interests of the NEOs with those of our stockholders.
Other key features of our executive compensation program include:

What We Do	What We Do Not Do
Equity compensation awards generally must be held for ten years. Equity awards cannot be pledged, hedged or transferred during this time.	We do not provide our NEOs with employment or individual change in control agreements.
We provide limited change in control protections under our incentive and nonqualified deferred compensation plans that (i) accelerate the time of payment of previously vested incentive benefits and non-qualified retirement benefits and (ii) provide for pro-rata target incentive payments for the year of any change in control.
We do not provide any tax gross-ups except for certain relocation expenses and under one non-qualified retirement plan that was frozen in 2007.
We provide for a modest level of perquisites, the majority of which are paid in cash, that are determined based on market reasonableness.	We do not provide our NEOs with any minimum or guaranteed bonuses.
We use an independent compensation consultant.	We do not take into account our long-term awards when determining our defined contribution retirement benefits.
We set our target compensation at the 50th percentile of our chosen benchmark group and deliver compensation above or below this level based on performance.	We do not have any active defined benefit plans and only gave our NEOs credit for time worked under our frozen pension plans.

Compensation Discussion and Analysis
Executive Compensation Governance
The Compensation Committee establishes and oversees the administration of the policies, programs and procedures for compensating our NEOs. The members of the Compensation Committee consist solely of independent directors. The Compensation Committee's responsibilities are listed on page 4.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serve or have served on the compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee.

Named Executive Officers for 2018
The NEOs for 2018 are listed in the table below:

Name (1)	Titles
Alfred M. Rankin, Jr.	Chairman, President and CEO – Hyster-Yale Chairman – HYG
Kenneth C. Schilling	Senior Vice President and Chief Financial Officer – Hyster-Yale Senior Vice President and Chief Financial Officer – HYG
Colin Wilson	President and CEO, HYG – Hyster-Yale President and CEO – HYG
Charles F. Pascarelli	Senior Vice President, President, Americas – HYG
Rajiv K. Prasad (2)	Chief Product and Operations Officer – HYG
(1)    The NEOs for 2018 are all employed by the Company's U.S. operating subsidiary, HYG.

(2)
Mr. Prasad, who formerly served as Senior Vice President, Global Product Development, Manufacturing and Supply Chain Strategy – HYG, became Chief Product and Operations Officer – HYG effective February 1, 2018.

Compensation Consultants
The Compensation Committee receives assistance and advice from Korn Ferry, an internationally-recognized compensation consulting firm. Korn Ferry is engaged by and reports to the Compensation Committee and also provides advice and discusses compensation issues directly with management.
Korn Ferry makes recommendations regarding substantially all aspects of compensation for our directors and senior management employees, including the NEOs. For 2018, Korn Ferry was engaged in general to make recommendations regarding:
•Director compensation levels;

•	Salary point levels, salary midpoints and incentive targets for all new senior management positions and/or changes to current senior management positions;

•	2018 salary midpoints, incentive compensation targets (calculated as a percentage of salary midpoint) and target total compensation for all senior management positions; and

•	2018 salary midpoints and/or range movement for all other employee positions.
All salary point recommendations are determined through the consistent application of the salary point methodology, which is a proprietary method that takes into account the know-how, problem-solving and accountability requirements of the position. A representative of Korn Ferry attended one of the Compensation Committee meetings in 2018 and, during that meeting, consulted with the Compensation Committee in executive session without management present.
Korn Ferry also provided limited non-executive compensation consulting services to the Company in 2018. However, the Compensation Committee has considered and assessed all relevant factors, including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act, that could give rise to a potential conflict of interest with respect to Korn Ferry. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Korn Ferry. The Committee has assessed the independence of Korn Ferry.
Korn Ferry 's General Industrial Survey - Salary Midpoint
Prior to 2018, the Compensation Committee utilized a proprietary survey known as the All Industrial survey for purposes of setting total target compensation. The All Industrial survey contained data from a broad group of domestic industrial organizations ranging in size from under $150 million to over $5 billion in annual revenues. As a starting point for setting total target compensation for 2018, the Compensation Committee directed Korn Ferry to use a similar survey known as the General Industrial survey, which also contains data from a broad group of domestic industrial organizations, but ranging in size from approximately $500 million to approximately $1 billion in annual revenues. The make-up of the reporting companies and operating units in the General Industrial and All Industrial surveys are very similar except that the Compensation Committee directed Korn Ferry to exclude retail and finance segments from the data results.
For 2018, participants in the General Industrial survey included 475 parent organizations and 1,108 independent operating units, which satisfied Korn Ferry's quality assurance controls and represented almost all segments of industry, including manufacturing.
The Compensation Committee chose this particular survey as its benchmark for the following reasons:

•
It provides relevant information regarding the compensation paid to employees, including senior management employees, with similar skill sets used in our industry and represents the talent pool from which we recruit.

•	The use of a broad-based survey reduces volatility and lessens the impact of cyclical upswings or downturns in any one industry that could otherwise skew the survey results in any particular year.

•	It provides a competitive framework for recruiting employees from outside of our industry.
Using its proprietary salary point methodology, Korn Ferry compares positions of similar scope and complexity with the data contained in the General Industrial survey. Korn Ferry then derives a median salary level for each salary point level targeted at the 50th percentile of the General Industrial survey (the "salary midpoint"). The Compensation Committee sets the salary midpoint for each of the NEOs (other than Mr. A. Rankin - refer to note (3) of the target total compensation table on page 21) at 100% of the salary midpoint recommended by Korn Ferry. The Compensation Committee believes that the use of salary midpoints ensures that our compensation program provides sufficient compensation to attract and retain talented executives and maintain internal pay equity, without overcompensating our employees. Because salary midpoints are based on each salary point level, all of the employees at a particular salary point level generally have the same salary midpoint, with some geographic differences. The salary midpoints provided by Korn Ferry are then used to calculate the total target compensation of all senior management employees, including the NEOs.
Compensation Policies, Objectives and Methodology - Total Target Compensation
The guiding principle of our compensation program is the maintenance of a strong link among an employee's compensation, individual performance and the performance of the Company or the subsidiary or business unit for which the employee has responsibility. The primary objectives of our compensation program are to:

•	attract, retain and motivate talented management;

•	reward management with competitive total compensation for achievement of specific corporate and individual goals;

•	make management long-term stakeholders in the Company;

•	help ensure that management's interests are closely aligned with those of our Company's stockholders; and

•	maintain consistency in compensation among all of the Company's direct and indirect subsidiaries.
The Compensation Committee establishes comprehensively defined "target total compensation" for each senior management employee following rigorous evaluation standards to maintain internal equity. In this process, the Compensation Committee reviews "tally sheets" for the NEOs and other senior management employees that list each employee's title, Hay points and the following information for the current year, as well as that being proposed for the subsequent year:

•	salary midpoint, as determined by Korn Ferry from the General Industrial survey;

•	cash in lieu of perquisites (if applicable);

•
short-term incentive target dollar amount (determined by multiplying the salary midpoint by a specified percentage of that midpoint, as determined by the Compensation Committee, with advice from Korn Ferry, for each salary grade);

•	long-term incentive target dollar amount (determined in the same manner as the short-term incentive target);

•	target total compensation, which is the sum of the foregoing amounts; and

•	base salary.
In November 2017, the Compensation Committee reviewed the tally sheets for each of our NEOs to decide whether it should make changes to the 2018 compensation program. The Compensation Committee determined that the overall program continued to be consistent with our compensation objectives and did not make any material changes for 2018.
The design of our compensation program provides employees with the opportunity to earn superior compensation for outstanding results. Base salaries are set at levels appropriate to allow our incentive plans to serve as significant motivating factors. Because our program provides significantly reduced compensation for results that do not meet or exceed the established performance targets for the year, it encourages NEOs to earn incentive pay greater than 100% of target over time by delivering outstanding managerial performance.
The Compensation Committee views the various components of compensation as related but distinct. For example, the Compensation Committee uses the information provided from the General Industrial survey to determine the salary midpoint. It then generally sets actual base salaries between 80% and 120% of that salary midpoint (up to 130% for Mr. A. Rankin). The Compensation Committee also obtains the total target incentive compensation amounts from Korn Ferry based on the General

Industrial survey, but determines the mix of short-term and long-term incentives in its discretion, based on its decision regarding how best to motivate our employees.
The following table sets forth target total compensation for the NEOs, as recommended by Korn Ferry and approved by the Compensation Committee for 2018:

Named Executive Officer	(A) Salary Midpoint ($)(%)		(B) Cash in Lieu of Perquisites ($)(%)(1)		(C) Short-Term Plan Target ($)(%)		(D) Long-Term Plan Target ($)(%)(2)		(A)+(B)+(C)+(D) Target Total Compensation ($)
Alfred M. Rankin, Jr. (3)	$917,490	18%	$38,250	1%	$963,365	19%	$3,059,829	62%	$4,978,934
Kenneth C. Schilling	$410,700	43%	$20,000	2%	$205,350	21%	$330,614	34%	$966,664
Colin Wilson	$790,600	26%	$40,000	2%	$632,480	21%	$1,545,623	51%	$3,008,703
Charles F. Pascarelli	$481,800	37%	$20,000	2%	$289,080	22%	$498,663	39%	$1,289,543
Rajiv K. Prasad (4)	$557,300	34%	$25,000	1%	$362,245	22%	$704,985	43%	$1,649,530

(1)
In addition to providing car allowances to senior employees outside the U.S. and other perquisites to a limited number of employees in unique circumstances, U.S. senior management employees are paid a fixed dollar amount of cash in lieu of perquisites. The applicable dollar amounts provided to the NEOs in 2018 were approved by the Compensation Committee based on an analysis performed by Korn Ferry in 2017 and will remain in effect through 2020. Based on this analysis, the Compensation Committee set a defined perquisite allowance for each senior management employee, based on Hay point levels. These amounts are paid in cash ratably throughout the year. This approach satisfies our objective of providing competitive total compensation to our NEOs while recognizing that perquisites are largely just another form of compensation.

(2)
The amounts shown include a 15% increase from the Korn Ferry-recommended long-term plan target awards that the Compensation Committee applies each year to account for the immediately taxable nature of the awards issued under the Hyster-Yale Materials Handling, Inc. Long-Term Equity Incentive Plan (the "Equity Long-Term Plan"). See "Long-Term Incentive Compensation" beginning on page 28.

(3)
Beginning in 2015, the Compensation Committee agreed to benchmark Mr. A. Rankin’s annual compensation against that of a stand-alone Chairman, President and CEO of the Company (using the 50th percentile of the All Industrial survey) and then apply a reduction factor to the midpoint to reflect the fact that Mr. A. Rankin was still employed by, and providing full-time services to, two publicly-traded companies (the Company and NACCO). However, Mr. A. Rankin retired as President and Chief Executive Officer of NACCO effective as of September 30, 2017. Consequently, he ceased providing full-time CEO services to two publicly traded companies before 2018. The Compensation Committee noted, however, that he would continue to provide services to two publicly-traded companies (NACCO and Hamilton Beach Brands Holding Company) in addition to the Company in 2018. The Compensation Committee considered several alternatives and decided to apply a 15% reduction factor to the 2018 Korn Ferry-recommended salary midpoint for Mr. A. Rankin's stand-alone Hyster-Yale CEO position. As a result, the Compensation Committee set Mr. A. Rankin's target total compensation for 2018 as follows:

2018 Mr. A. Rankin Target Compensation	(A) Salary Midpoint	(B) Cash in Lieu of Perquisites	(C) Short-Term Plan Target (105%)	(D) Equity Long-Term Plan Target (290%) + 15% increase	(A) + (B) + (C) + (D) Target Total Compensation
Hay-Recommended Amounts	$1,079,400	$45,000	$1,133,400	$3,599,845	$5,857,645
Adjusted Amounts Determined by Compensation Committee (15% reduction - as reflected on table above)	$917,490	$38,250	$963,365	$3,059,829	$4,978,934
(4)    Mr. Prasad was promoted effective February 1, 2018 and his salary midpoint, perquisite allowance, and Short-Term Plan and Long-Term Plan target amounts were increased on that date as a result of his promotion. The amounts shown above reflect his annualized post-promotion amounts. The amounts Mr. Prasad actually received for 2018 are shown on the Summary Compensation Table on page 34.
Target total compensation is supplemented by health and welfare benefits and retirement benefits, which consist of both (i) qualified defined contribution plans and (ii) U.S. nonqualified deferred compensation arrangements (the "Excess Plans"). In addition, the Compensation Committee may award discretionary cash and equity bonuses to employees, including the NEOs, although it rarely does so and did not do so for the NEOs in 2018.

Base Salary
The Compensation Committee fixes an annual base salary intended to be competitive in the marketplace to recruit and retain talented employees. Base salary is intended to provide employees with a set amount of money during the year with the expectation that they will perform their responsibilities to the best of their ability and in our best interests.
For 2018, the Compensation Committee determined the base salary for the NEOs by taking into account their individual performance for 2017 and the relationship of their 2017 base salary to the new 2018 salary midpoint for their Hay point level. The Compensation Committee also took into account other relevant information, including:

•	general inflation, salary trends and economic forecasts provided by Korn Ferry;

•	general budget considerations and business forecasts provided by management; and

•	any extraordinary personal accomplishments or corporate events that occurred during 2017.
The potential for larger salary increases exists for employees with lower base salaries relative to their salary midpoint and/or superior performance. The potential for smaller increases or even no increase exists for those employees with higher base salaries relative to their salary midpoint and/or who have performed less effectively during the performance period.
The following table sets forth the salary information for each NEO for 2018:

Named Executive Officer	Salary Midpoint Determined by Korn Ferry ($)	Base Salary for 2018 and as a Percentage of Salary Midpoint ($)(%)		Change Compared to 2017 Base Salary (%)
Alfred M. Rankin, Jr. (1)	$917,490	$916,715	99.9%	5.5%
Kenneth C. Schilling	$410,700	$411,132	100.1%	4.5%
Colin Wilson	$790,600	$697,883	88.3%	5.5%
Charles F. Pascarelli	$481,800	$463,445	96.2%	3.5%
Rajiv K. Prasad (2)	$557,300	$506,313	90.9%	8.8%

(1)	The Compensation Committee reduced Mr. A. Rankin's salary midpoint by 15% from the Korn Ferry-recommended amount for a stand-alone Chairman, President and CEO of the Company in 2018.

(2)
Mr. Prasad's salary midpoint and base salary were increased effective February 1, 2018 when he became Chief Product and Operations Officer of HYG. The salary midpoint shown above is the 2018 annualized post-promotion amount. The base salary shown above and on the Summary Compensation Table is the blended amount actually received by Mr. Prasad in 2018. The percentage increase shown above is calculated based on a comparison of the blended base salary he received in 2018 to the base salary he received in 2017.

Incentive Compensation
One of the principles of our compensation program is that senior management employees, including the NEOs, are compensated based on the performance of the Company and/or the business unit for which they are responsible. In 2018, all of the NEOs participated in (i) the Hyster-Yale Group, Inc. Annual Incentive Compensation Plan (the "Short-Term Plan") and (ii) the Equity Long-Term Plan.
Overview. Our incentive compensation plans are designed to align the compensation interests of the senior management employees with our short-term and long-term interests. A significant portion of the NEOs' compensation is linked directly to the attainment of specific financial and operating targets. The Compensation Committee believes that a material percentage of the NEOs' compensation should be contingent on the performance of the Company and/or the business unit for which they are responsible. As illustrated on the target total compensation table on page 21, 81% of Mr. A. Rankin's 2018 target compensation was variable or "at risk" and tied to Company performance and, as a group, approximately 66% of the other NEOs' target compensation was tied to Company performance. For 2018, the sum of each of the NEO's incentive compensation targets exceeded the sum of his fixed payments (base salary plus perquisite allowance).
The performance criteria and target performance levels for the incentive plans are established annually by the Compensation Committee and are based upon management's recommendations as to our performance objectives for the year. Three types of performance targets are used in the incentive compensation plans:

•
Targets Based on Annual Operating Plan. Certain performance targets are based on forecasts contained in the 2018 annual operating plan ("AOP"). With respect to these targets, there is an expectation that these performance targets will be met during the year. If they are not, the participants will not receive all or a portion of the award that is based on these performance criteria.

•
Targets Based on Long-Term Goals. Other performance targets are not based on the 2018 AOP. Rather, they are based on long-term goals established by the Compensation Committee. Because these targets are not based on the AOP, it is possible in any given year that the level of expected performance may be above or below the specified performance target for that year. Certain operating profit percent targets are examples of targets that are based on long-term goals (see "Long-Term Incentive Compensation" beginning on page 28).

•
Operating Profit Percent Over-Ride. The Compensation Committee approved an operating profit percent "over-ride" feature to each of the Short-Term Plan, the Equity Long-Term Plan and the Hyster-Yale Group, Inc. Long-Term Incentive Compensation Plan (the "Cash Long-Term Plan" ) (collectively, the "Incentive Plans") for 2018. This feature provides for a reduction in payouts under the plans from the amounts otherwise determined under the pre-established performance targets unless a separate operating profit percent target is achieved, thus providing participants with additional motivation to deliver outstanding performance.

Each NEO is eligible to receive a short-term incentive award and a long-term incentive award based on a target incentive amount that is equal to a percentage of salary midpoint. However, the final payout may be higher or lower than the targeted amount.
Calculation and Payment Overview. Awards under the Incentive Plans are determined as follows:

•
Target awards for each executive are equal to a specified percentage of the executive's 2018 salary midpoint, based on the number of salary points assigned to the position and the appropriate level of short-term and long-term incentive compensation targets recommended by Korn Ferry and adopted by the Compensation Committee at that level. The Compensation Committee then increases the target amounts under the Equity Long-Term Plan by 15% to account for the immediately taxable nature of the awards.

•	The plans have a one-year performance period.

•	Final awards are determined after year-end by comparing actual performance to the pre-established performance targets that were set by the Compensation Committee.

•
The Compensation Committee, in its discretion, may increase, decrease or eliminate awards and may approve the payment of awards where performance would otherwise not meet the minimum criteria set for payment of awards, although it rarely does so.

•
Short-Term Plan awards are paid annually in cash. Equity Long-Term Plan awards are paid annually in a combination of cash and restricted shares of Class A Common. Cash Long-Term Plan awards are paid in cash on the third anniversary of the grant date of the award.

•
All awards are immediately vested when granted. Note, however, that the transfer restrictions on awards under our Equity Long-Term Plan provide participants with an incentive over the ten-year restricted period to increase the value of the Company, which is expected to be reflected in the increased value of the stock awarded. The Compensation Committee believes that this encourages our executives to maintain a long-term focus on our profitability, which is in the Company's best interests.

•	Refer to "Employment and Severance Agreements" on page 32 for a description of the impact of a change in control on Incentive Plan awards.
Incentive Compensation Tables. When reviewing the incentive compensation tables beginning below, the following factors should be considered:

•
Selection of Performance Factors and Targets. The Compensation Committee considered the factors described under "Incentive Compensation - Overview" beginning on page 22 and adopted performance criteria and target performance levels to determine the 2018 incentive compensation awards.

•
Adjustments In calculating the various 2018 incentive compensation performance targets and results, adjustments were made for certain non-recurring or special items (similar to the adjustments listed for the ROTCE calculation on page 25). These adjustments were established by the Compensation Committee at the time the targets were set. In particular, the Compensation Committee approved an exclusion from the calculation of 2018 incentive compensation for the after tax cost of any law or regulation change (in excess of the amount included in the AOP, if any). During 2018, the U.S. Government enacted tariffs on (i) steel and aluminum imports under Section 232 of the Code and (ii) certain goods imported from China, including forklift trucks and components, under Section 301 of the Code (the "Tariffs"). Although the Company implemented price increases and a tariff surcharge to offset the material cost inflation driven by the Tariffs, the Company's 2018 full-year operating results suffered due to a lag in time between full realization of the price increases/surcharge and when the Tariffs and material cost increases were first realized. The Compensation Committee determined that the Tariffs were the result of "law or regulation change" within the meaning of the previously-approved adjustment and that they should not adversely affect 2018 incentive compensation payments as they were not within the control of the 2018 Incentive Plan participants. Accordingly, the ROTCE and operating profit targets and results disclosed on the tables for the Short-Term Plan and the Long-Term Plan have been adjusted to exclude the impact of the Tariffs.

•
Achievement Percentages. The achievement percentages are otherwise based on the formulas contained in performance guidelines adopted by the Compensation Committee. The formulas do not provide for straight-line interpolation from the performance target to the maximum payment target.

•
Market Share Performance Factors. These tables do not disclose our market share targets or results due to the competitively sensitive nature of that information. The market share targets under the Short-Term Plan were based on our expected 2018 AOP results, while the market share targets under the Equity Long-Term Plan were based on a combination of the Company's current market position and long-term strategic objectives. The Compensation Committee believed that, with strong management performance, it was reasonably possible for the Company to meet all market share targets in 2018.

•
Operating Profit Percent Over-Ride. The Compensation Committee approved the addition of an operating profit percent "over-ride" feature to each of the Incentive Plans for 2018. This feature provides for a reduction in payouts under the plans of up to 40% from the amounts otherwise determined under the pre-established performance targets unless a separate operating profit percent target of 4.0% is achieved, thus providing participants with additional motivation to deliver outstanding performance. Because the Company achieved 3.8% adjusted operating profit percent for 2018 (less than the 4.0% target), the payout percentage for participants under each of the Incentive Plans was reduced to 97.0% of the initial payout percentage in accordance with the 2018 operating profit percent over-ride feature.

•
Nuvera Fuel Cells, LLC ("Nuvera") Performance Goals. For 2018, the Short-Term Plan awards for certain of the NEOs were based in part on specific Nuvera-related performance criteria. These tables do not disclose certain confidential commercial and financial Nuvera performance targets or results due to the competitively sensitive nature of that information. The Compensation Committee believed that, with strong management performance, it was reasonably possible for the Company to meet all Nuvera performance targets in 2018.

•
Bolzoni SpA ("Bolzoni") Performance Goals. For 2018, the Short-Term Plan awards for certain of the NEOs were based in part on specific Bolzoni-related performance criteria, as described in the following tables.

Short-Term Incentive Compensation
For 2018, the Short-Term Plan was designed to provide target short-term incentive compensation to the NEOs of between 50% and 105% of salary midpoint, depending on the NEO's position. The table below shows the short-term target awards approved by the Compensation Committee under the Short-Term Plan for each NEO for 2018:

Named Executive Officer	(A) 2018 Salary Midpoint ($)	(B) Short-Term Plan Target as a % of Salary Midpoint (%)	(C) = (A) x (B) Short-Term Plan Target ($)	(D) 2018 Short-Term Plan Payout (%)	(E) = (C) x (D) Short-Term Plan Payout ($)	(F) = (E)/(A) Short-Term Plan Payout as a % of Salary Midpoint
Alfred M. Rankin, Jr. (1)	$917,490	105.0%	$963,365	77.2%	$743,718	81.06%
Kenneth C. Schilling	$410,700	50.0%	$205,350	73.7%	$151,343	36.85%
Colin Wilson (1)	$790,600	80.0%	$632,480	77.2%	$488,275	61.76%
Charles F. Pascarelli (2)	$481,800	60.0%	$289,080	91.5%	$264,508	54.90%
Rajiv K. Prasad (3)	$557,300	65.0%	$362,245	79.8%	$284,206	51.00%

(1)
Ten percent (10%) of the 2018 Short-Term Plan payouts for Messrs. A. Rankin and Wilson was based on the performance of Nuvera and 5% of the 2018 Short-Term Plan payouts for Messrs. A. Rankin and Wilson was based on the performance of Bolzoni.

(2)
Ninety-five percent (95%) of Mr. Pascarelli's 2018 Short-Term Plan payout was based on the performance of the Company's Americas division and 5% of Mr. Pascarelli's 2018 Short-Term Plan payout was based on the performance of the Americas Fuel Cell division.

(3)
Twenty percent (20%) of the 2018 Short-Term Plan payout for Mr. Prasad was based on the performance of Nuvera. Mr. Prasad was promoted effective February 1, 2018, effectively serving in his pre-promotion position for the first month of 2018 (in other words, 1/12 of the year) and in his post-promotion position for the last eleven months of 2018 (in other words, 11/12 of the year). The salary midpoint and Short-Term Plan target shown above are the 2018 annualized post-

promotion amounts. The Short-Term Plan Payout shown above and on the Summary Compensation Table is the blended amount actually received by Mr. Prasad in 2018.
ROTCE. In 2018, ROTCE targets were used to determine final payouts for participants under the Short-Term Plan based on a pre-established formula.
ROTCE is calculated as follows:
Earnings Before Interest After-Tax after adjustments
divided by
Total Capital Employed after adjustments
Earnings Before Interest After-Tax is equal to the sum of interest expense, net of interest income, less 26% for taxes, plus net income from continuing operations attributable to stockholders, which we refer to as net income. Total Capital Employed is equal to (i) the sum of the average debt and average stockholders' equity less (ii) average consolidated cash. Average debt, stockholders' equity and consolidated cash are calculated by taking the sum of the balance at the beginning of the year and the balance at the end of each of the next 12 months divided by 13.
Consolidated ROTCE is calculated from the financial statements using average debt, average stockholders' equity and average cash based on the sum of the balance at the beginning of the year and the balance at the end of each quarter divided by five, which is then adjusted for any non-recurring or special items:

2018 Net income	$34.7
Plus: 2018 Interest expense, net	13.6
Less: Income taxes on 2018 interest expense, net at 26%	(3.5)
Earnings Before Interest After-Tax	$44.8
2018 Average stockholders' equity (12/31/2017 and each of 2018's quarter ends)	$561.7
2018 Average debt (12/31/2017 and each of 2018's quarter ends)	289.0
Less: 2018 Average cash (12/31/2017 and each of 2018's quarter ends)	(161.2)
Total Capital Employed	$689.5
Consolidated ROTCE (Before Adjustments)	6.5%
Plus: Adjustments to Earnings Before Interest After-Tax	$51.8
Less: Adjustments to Total Capital Employed	$(213.5)
Adjusted Consolidated ROTCE	20.3%
Adjustments to the ROTCE calculation under the Short-Term Plan are non-recurring or special items that are generally established by the Compensation Committee at the time the ROTCE targets are set. During 2018, the anticipated and actual results of Nuvera, the Americas Fuel Cell division and Bolzoni were excluded from the ROTCE target and Adjusted Consolidated ROTCE. In addition, for 2018, the ROTCE adjustments generally related to the after-tax impact of the following items only if they were in excess of the amounts included in the 2018 AOP:

•
changes in any law or regulation, including the Tax Cuts and Jobs Act of 2017 and the Tariffs (see "Incentive Compensation Tables" on page 23 for a more detailed explanation of the adjustment for Tariffs);

•	acquisition-related expenses; and

•	the post-acquisition impact of business acquisitions.
The Compensation Committee determined that these items should not adversely affect incentive compensation payments, as they were incurred in connection with actions or events that were beneficial to us, such as improving our operations, or were generally not within the employees' control and, as a result, these items should not adversely affect incentive compensation payments.
The following tables show detailed calculations of the performance criteria established by the Compensation Committee for 2018 under the Short-Term Plan to determine final incentive compensation payments for the NEOs.
Short-Term Incentive Compensation for Mr. Schilling. The following table shows the performance criteria established by the Compensation Committee for 2018 under the Short-Term Plan to determine final incentive compensation payments for Mr. Schilling. One hundred percent (100%) of his 2018 Short-Term Plan payout was based on corporate performance factors:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Adjusted Operating Profit Dollars - Global	20%	$128,900,000	$110,610,713	73.5%	14.7%
Adjusted Operating Profit Percent - Global	20%	4.2%	3.8%	81.8%	16.4%
Adjusted ROTCE - Global	20%	22.9%	20.3%	88.6%	17.7%
Market Share - Americas - Class 1 & 2	6.8%	—	—	150.0%	10.2%
Market Share - Americas - Class 3	3.4%	—	—	23.1%	0.8%
Market Share - Americas - Class 4 & 5	6.8%	—	—	94.4%	6.4%
Market Share - Brazil	4%	—	—	98.6%	3.9%
Market Share - EMEA - Class 1 & 2	4%	—	—	33.3%	1.3%
Market Share - EMEA - Class 3	2%	—	—	66.7%	1.3%
Market Share - EMEA - Class 4 & 5	4%	—	—	20.0%	0.8%
Market Share - Asia	4%	—	—	42.9%	1.7%
Market Share - Pacific	3%	—	—	17.4%	0.5%
Market Share - China	1%	—	—	25.0%	0.3%
Market Share - Japan	1%	—	—	0.0%	0.0%
U.S. Corporate Total					76.0%
Final Payout Percentage with Operating Profit Percent Over-Ride					73.7%
Short-Term Incentive Compensation for Messrs. A. Rankin and Wilson. The following table shows the performance criteria established by the Compensation Committee for 2018 under the Short-Term Plan to determine final incentive compensation payments for Messrs. A. Rankin and Wilson. Eighty-five percent (85%) of their 2018 Short-Term Plan payout was based on corporate performance factors, 10% of their 2018 Short-Term Plan payout was based on Nuvera performance factors and 5% of their 2018 Short-Term Plan payout was based on Bolzoni performance factors:

Performance Criteria	Initial Weighting at Performance Group Level	Weighting	(A) Payment Factor	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Adjusted Operating Profit Dollars - Global	20%	85%	17.0%	$128,900,000	$110,610,713	73.5%	12.4%
Adjusted Operating Profit Percent - Global	20%	85%	17.0%	4.2%	3.8%	81.8%	13.9%
Adjusted ROTCE - Global	20%	85%	17.0%	22.9%	20.3%	88.6%	15.0%
Market Share - Americas - Class 1 & 2	6.8%	85%	5.8%	—	—	150.0%	8.7%
Market Share - Americas - Class 3	3.4%	85%	2.9%	—	—	23.1%	0.7%
Market Share - Americas - Class 4 & 5	6.8%	85%	5.8%	—	—	94.4%	5.5%
Market Share - Brazil	4%	85%	3.4%	—	—	98.6%	3.4%
Market Share - EMEA - Class 1 & 2	4%	85%	3.4%	—	—	33.3%	1.1%
Market Share - EMEA - Class 3	2%	85%	1.7%	—	—	66.7%	1.1%
Market Share - EMEA - Class 4 & 5	4%	85%	3.4%	—	—	20.0%	0.7%
Market Share - Asia	4%	85%	3.4%	—	—	42.9%	1.5%
Market Share - Pacific	3%	85%	2.6%	—	—	17.4%	0.4%
Market Share - China	1%	85%	0.8%	—	—	25.0%	0.2%
Market Share - Japan	1%	85%	0.8%	—	—	0.0%	0.0%
U.S. Corporate Total							64.6%
Adjusted Operating Profit Dollars - Nuvera	25%	10%	2.5%	$(32,130,000)	$(30,000,000)	135.5%	3.4%
Nuvera Performance	75%	10%	7.5%	—	—	97.3%	7.3%
Nuvera Total							10.7%
Bolzoni Revenue - EMEA (w/o OEM)	10%	5%	0.5%	€88,900,000	€85,503,832	54.1%	0.3%
Bolzoni Revenue - U.S.	20%	5%	1.0%	€37,800,000	€36,757,730	62.8%	0.6%
Bolzoni Revenue - JAPIC	10%	5%	0.5%	€9,100,000	€10,686,440	139.7%	0.7%

Performance Criteria	Initial Weighting at Performance Group Level	Weighting	(A) Payment Factor	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Bolzoni Revenue - OEM	20%	5%	1.0%	€36,500,000	€36,976,119	104.8%	1.0%
Adjusted Operating Profit Percent - Bolzoni	20%	5%	1.0%	6.2%	4.7%	75.0%	0.8%
ROTCE - Bolzoni	20%	5%	1.0%	6.0%	4.1%	84.2%	0.8%
Bolzoni Total							4.2%
Payout Percentage							79.5%
Final Payout Percentage with Operating Profit Percent Over-Ride							77.2%
Short-Term Incentive Compensation for Mr. Prasad. The following table shows the performance criteria established by the Compensation Committee for 2018 under the Short-Term Plan to determine final incentive compensation payments for Mr. Prasad. Eighty percent (80%) of his 2018 Short-Term Plan payout was based on corporate performance factors and 20% of his 2018 Short-Term Plan payout was based on Nuvera performance factors:

Performance Criteria	Initial Weighting at Performance Group Level	Weighting	(A) Payment Factor	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Adjusted Operating Profit Dollars - Global	20%	80%	16.0%	$128,900,000	$110,610,713	73.5%	11.8%
Adjusted Operating Profit Percent - Global	20%	80%	16.0%	4.2%	3.8%	81.8%	13.1%
Adjusted ROTCE - Global	20%	80%	16.0%	22.9%	20.3%	88.6%	14.2%
Market Share - Americas - Class 1 & 2	6.8%	80%	5.4%	—	—	150.0%	8.1%
Market Share - Americas - Class 3	3.4%	80%	2.7%	—	—	23.1%	0.6%
Market Share - Americas - Class 4 & 5	6.8%	80%	5.4%	—	—	94.4%	5.1%
Market Share - Brazil	4%	80%	3.2%	—	—	98.6%	3.2%
Market Share - EMEA - Class 1 & 2	4%	80%	3.2%	—	—	33.3%	1.1%
Market Share - EMEA - Class 3	2%	80%	1.6%	—	—	66.7%	1.1%
Market Share - EMEA - Class 4 & 5	4%	80%	3.2%	—	—	20.0%	0.6%
Market Share - Asia	4%	80%	3.2%	—	—	42.9%	1.3%
Market Share - Pacific	3%	80%	2.4%	—	—	17.4%	0.4%
Market Share - China	1%	80%	0.8%	—	—	25.0%	0.2%
Market Share - Japan	1%	80%	0.8%	—	—	0.0%	0.0%
U.S. Corporate Total							60.8%
Adjusted Operating Profit Dollars - Nuvera	25%	20%	5.0%	$(32,130,000)	$(30,000,000)	135.5%	6.8%
Nuvera Performance	75%	20%	15.0%	—	—	97.3%	14.6%
Nuvera Total							21.5%
Payout Percentage (1)							82.3%
Final Payout Percentage with Operating Profit Percent Over-Ride							79.8%

(1)
Mr. Prasad received a blended payout under the Short-Term Plan for 2018 in order to account for his increased post-promotion salary midpoint for the last eleven months of 2018. Mr. Prasad's incentive compensation payout under the Short-Term Plan for 2018 was calculated as follows: (($289,080 x 1/12) + ($362,245 x 11/12)) x 79.8% = $284,206.

Short-Term Incentive Compensation for Mr. Pascarelli. The following table shows the performance criteria established by the Compensation Committee for 2018 under the Short-Term Plan to determine final incentive compensation payments for Mr. Pascarelli. Ninety-five percent (95%) of his 2018 Short-Term Plan payout was based on the performance of the Americas' division and 5% of his 2018 Short-Term Plan payout was based on the performance of the Americas Fuel Cell division:

Performance Criteria	Initial Weighting at Performance Group Level	Weighting	(A) Payment Factor	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Adjusted Operating Profit Dollars - Americas	20%	95%	19.0%	$120,100,000	$117,000,229	94.8%	18.0%
Adjusted Operating Profit Percent - Global	20%	95%	19.0%	4.2%	3.8%	81.8%	15.6%
Adjusted ROTCE - Global	20%	95%	19.0%	22.9%	20.3%	88.6%	16.8%
Market Share - Americas - Class 1 & 2	16%	95%	15.2%	—	—	150.0%	22.8%
Market Share - Americas - Class 3	8%	95%	7.6%	—	—	23.1%	1.8%
Market Share - Americas - Class 4 & 5	16%	95%	15.2%	—	—	94.4%	14.3%
Americas Total							89.3%
Americas Fuel Cells Performance (1)	100%	5%	5.0%	—	—	100.0%	5.0%
Americas Fuel Cells Total							5.0%
Payout Percentage							94.3%
Final Payout Percentage with Operating Profit Percent Over-Ride							91.5%

(1)
In 2016, the Company announced an organizational realignment designed to focus Nuvera on fuel cell stacks, engines and associated components by transitioning battery box replacements ("BBRs") and integrated engine solutions to the lift truck business. As part of this realignment, BBR manufacturing would begin to transition from Nuvera to the Company's plant in Greenville, NC. The Americas Fuel Cells performance factor reflects management's assessment of the progress made during 2018 towards completion of the BBR manufacturing changes.

Long-Term Incentive Compensation
The purpose of our Long-Term Incentive Plans is to enable senior management employees to accumulate capital through future managerial performance, which the Compensation Committee believes contributes to the future success of our business. Our Long-Term Incentive Plans require long-term commitment on the part of our senior management employees and cash withdrawals or stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the Company for an extended period to strengthen the tie between stockholders' and the NEOs' long-term interests.
Those individual NEOs who have a greater impact on our long-term strategy receive a higher percentage of their compensation as long-term compensation. The Compensation Committee does not consider a NEO's long-term incentive awards for prior periods when determining the value of a long-term incentive award for the current period because it considers those prior awards to represent compensation for past services.
In 2018, all of the NEOs participated in our Equity Long-Term Plan. With respect to the participants in the Equity Long-Term Plan, any gains the executives realize in the long run depend on what management does to drive the financial performance of the Company and increase the stock price. This is because the restricted shares of Class A Common that are awarded under the Equity Long-Term Plan generally may not be transferred for ten years following the last day of the award year. During the holding period, the ultimate value of the shares is subject to change based on the value of the shares of stock. The value of the award is enhanced as the value of the stock increases or is reduced as the value of the stock decreases. Thus, the awards provide the executives with an incentive over the ten-year period to increase the value of the Company, which is expected to be reflected in the increased value of the stock awarded. The Compensation Committee believes that this encourages our executives to maintain a long-term focus on our profitability, which is also in the Company's best interests.
As a result of the annual grants under the Equity Long-Term Plan and the corresponding transfer restrictions, the number of shares of Class A Common that an executive holds generally increases each year. Consequently, our executives will continue to have or accumulate exposure to long-term Company performance notwithstanding any short-term changes in the price of shares of Class A Common. This increased exposure strongly aligns the long-term interests of the NEOs with those of other stockholders.
For 2018, approximately 65% of the Equity Long-Term Plan awards for the NEOs was distributed in shares of restricted stock, with the remaining 35% being distributed in cash to initially approximate the income tax withholding obligations for the stock. In addition, at the time the stock awards were issued, an NEO automatically surrenders a portion of his shares to the Company to pay for additional tax withholding obligations associated with the award, if necessary. The actual number of shares of stock issued to a participant is determined by taking the dollar value of the stock component of the award and dividing it by a formula share price. For this purpose, the formula share price is calculated as the lesser of:

•
the average closing price of our Class A Common stock on the NYSE at the end of each week during the 2017 calendar year (or such other previous calendar year as determined by the Compensation Committee); or

•	the average closing price of our Class A Common stock on the NYSE at the end of each week during the 2018 performance period.
Participants have all of the rights of a stockholder, including the right to vote, upon receipt of the shares. The participants also have the right to receive dividends that are declared and paid after they receive the award shares. The full amount of the award, including the fair market value of the award shares on the date of grant, is fully taxable to the participant. The award shares that are issued are subject to transfer restrictions that generally lapse on the earliest to occur of:

•	ten years after the last day of the performance period;

•	the participant's death or permanent disability; or

•	five years (or earlier with the approval of the Compensation Committee) from the date of retirement.
The Compensation Committee has the right to release the restrictions at an earlier date, but rarely does so for circumstances other than: (i) the purchase of a principal residence for the participant; (ii) payment of medical expenses for the participant, his or her spouse or his or her dependents; or (iii) payment of expenses for the education of the participant, his or her spouse or his or her dependents within the next 18 months.
For 2018, the Long-Term Incentive Plans were designed to provide target long-term incentive compensation to the NEOs of between 70% and 290% of midpoint, depending on the NEO's position. The table below shows the long-term target awards (including a 15% increase in target percentages to reflect the immediately taxable nature of the equity awards) and payouts under the Long-Term Incentive Plans approved by the Compensation Committee for each NEO for 2018:

Named Executive Officer	(A) Salary Midpoint ($)	(B) Long-Term Plan Target as a Percentage of Salary Midpoint (%)(1)	(C)=(A) x (B) Long-Term Plan Target ($)(2)	(D) 2018 Long-Term Plan Payout (%)	(E) = (C) x (D) Cash-Denominated Long-Term Plan Payout ($)(2)	(F)=(E)/(A) Cash-Denominated Long- Term Plan Payout as a Percentage of Salary Midpoint (%)	(G) Fair Market Value of Long-Term Plan Payout ($)(2)
Alfred M. Rankin, Jr.	$917,490	333.50%	$3,059,829	74.7%	$2,285,692	249.1%	$2,402,081
Kenneth C. Schilling	$410,700	80.50%	$330,614	74.7%	$246,968	60.1%	$259,544
Colin Wilson	$790,600	195.50%	$1,545,623	74.7%	$1,154,580	146.0%	$1,213,373
Charles F. Pascarelli	$481,800	103.50%	$498,663	90.1%	$449,295	93.3%	$472,174
Rajiv K. Prasad (3)	$557,300	126.50%	$704,985	74.7%	$513,780	92.2%	$539,942

(1)
The target percentages for participants in the Equity Long-Term Plan include a 15% increase from the Korn Ferry-recommended long-term plan target awards that the Compensation Committee applies each year to account for the immediately taxable nature of the equity awards.

(2)
Awards under the Equity Long-Term Plan are initially denominated in dollars. The amounts shown in columns (C) and (E) reflect the 2018 dollar-denominated target and actual awards. This is the amount that is used by the Compensation Committee when analyzing the total compensation of the NEOs. The dollar-denominated awards are then paid to the participants in a combination of cash (approximately 35%) and restricted stock (approximately 65%). The number of shares of stock issued was determined using the formula share price described above. The amount shown in column (G) is the sum of (i) the cash distributed and (ii) the grant date fair value of the stock that was initially issued for the 2018 long-term awards. This amount is computed in accordance with FASB ASC Topic 718 and is the same as the amount that is disclosed in the Summary Compensation Table on page 34. Since the Compensation Committee approved the Equity Long-Term Plan awards on President's Day, when the markets were closed due to the national holiday, the shares were valued on the last trading day before the day on which the Equity Long-Term Plan awards were approved by the Compensation Committee. The difference in the amounts disclosed in columns (E) and (G) is due to the fact that the number of shares issued was calculated using the formula share price of $68.267 while the grant date fair value was calculated using $73.615 which is the average of the high and low share price on the last trading day before the day the shares were granted.

(3)
Mr. Prasad was promoted effective February 1, 2018, effectively serving in his pre-promotion position for the first month of 2018 (in other words, 1/12 of the year) and in his post-promotion position for the last eleven months of 2018 (in other words, 11/12 of the year). The salary midpoint and Long-Term Plan target shown above are the 2018 annualized post-promotion amounts. The Long-Term Plan Payout amounts shown above and on the Summary Compensation Table are the blended amounts actually received by Mr. Prasad in 2018.

The following tables show detailed calculations of the performance criteria established by the Compensation Committee for 2018 under the Long-Term Incentive Plans to determine final incentive compensation payments for the NEOs.
Long-Term Incentive Compensation for Messrs. A. Rankin, Schilling, Wilson and Prasad. The following table shows the performance criteria established by the Compensation Committee for 2018 under the Equity Long-Term Plan to determine final incentive compensation payments for Messrs. A. Rankin, Schilling, Wilson and Prasad. One hundred percent (100%) of their 2018 Equity Long-Term Plan payout was based on the following corporate performance factors:

`	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Adjusted Operating Profit Percent - Global	50%	—	—	81.0%	40.5%
Market Share - Americas - Class 1 & 2	8.8%	—	—	155.0%	13.6%
Market Share - Americas - Class 3	4.4%	—	—	25.0%	1.1%
Market Share - Americas - Class 4 & 5	8.8%	—	—	94.4%	8.3%
Market Share - Brazil	5%	—	—	108.3%	5.4%
Market Share - EMEA - Class 1 & 2	4.8%	—	—	36.7%	1.8%
Market Share - EMEA - Class 3	2.4%	—	—	73.3%	1.8%
Market Share - EMEA - Class 4 & 5	4.8%	—	—	22.0%	1.1%
Market Share - Asia	5%	—	—	50.0%	2.5%
Market Share - Pacific	4%	—	—	19.0%	0.8%
Market Share - China	1%	—	—	8.3%	0.1%
Market Share - Japan	1%	—	—	0.0%	0.0%
Payout Percentage - Corporate (1)					77.0%
Final Payout Percentage with Operating Profit Percent Over-Ride					74.7%

(1)
Mr. Prasad received a blended payout under the Equity Long-Term Plan for 2018 in order to account for his increased post-promotion salary midpoint for the last eleven months of 2018. Mr. Prasad's incentive compensation payout under the Equity Long-Term Plan for 2018 was calculated as follows: (($498,663 x 1/12) + ($704,985 x 11/12)) x 74.7% = $513,780.

Long-Term Incentive Compensation for Mr. Pascarelli. The following table shows the performance criteria established by the Compensation Committee for 2018 under the Equity Long-Term Plan to determine final incentive compensation payments for Mr. Pascarelli. One hundred percent (100%) of his 2018 Equity Long-Term Plan payout was based on the following Americas division performance factors:

	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Adjusted Operating Profit Percent - Global	50%	—	—	81.0%	40.5%
Market Share - Americas - Class 1 & 2	20%	—	—	155.0%	31.0%
Market Share - Americas - Class 3	10%	—	—	25.0%	2.5%
Market Share - Americas - Class 4 & 5	20%	—	—	94.4%	18.9%
Payout Percentage - Americas					92.9%
Final Payout Percentage with Operating Profit Percent Over-Ride					90.1%
Adjusted Operating Profit Percent. These tables do not disclose our adjusted operating profit percent target or results due to the competitively sensitive nature of that information. The operating profit percent targets used under the Long-Term Incentive Plans reflect long-term corporate objectives. The Compensation Committee believed that, with strong management performance, it was reasonably possible for the Company to meet all operating profit percent targets in 2018.
The Company also maintains the Hyster-Yale Materials Handling, Inc. Supplemental Long-Term Equity Incentive Plan, referred to as the Supplemental Equity Plan, which gives the Compensation Committee the flexibility to provide discretionary additional equity compensation. To date, the Compensation Committee has not granted any awards under the Supplemental Equity Plan.

Other Compensation of Named Executive Officers
Discretionary Cash Bonuses. The Compensation Committee has the authority to grant, and has from time to time granted, discretionary cash bonuses to our employees, including the NEOs, in addition to the Incentive Plan compensation described above. The Compensation Committee uses discretionary cash bonuses to reward substantial achievement or superior service to the Company and/or its subsidiaries, particularly when such achievement or service is not reflected in the performance criteria established under our Incentive Plans. No discretionary cash bonuses were awarded to the NEOs for 2018 performance.
Retirement Plans. The material terms of our retirement plans are described in the narratives following the Pension Benefits Table and the Nonqualified Deferred Compensation Table.
Defined Benefit Pension Plans. The NEOs do not currently accrue any defined benefit pension benefits. Mr. Wilson is entitled to receive payments from a frozen pension plan as indicated in the Pension Benefits Table on page 40.
Defined Contribution Plans. We provide the NEOs and most other full-time employees with defined contribution retirement benefits. Employer contributions are calculated under formulas that are designed to provide employees with competitive retirement income. The Compensation Committee believes that the target level of retirement benefits gives us the ability to attract and retain talented management employees at the senior executive level and below.
In general, the NEOs and other executive officers receive the same retirement benefits as all other similarly-situated employees. However, (i) certain retirement benefits that are provided to Messrs. A. Rankin and Wilson exceed the benefits that are provided to other employees and (ii) the benefits that are provided to the NEOs and other executive officers in the U.S. are provided under a combination of tax-favored and Excess Plans, while the benefits that are provided to other employees are provided generally only under tax-favored plans. The Excess Plans provide the U.S. employees with the retirement benefits that would have been provided under the tax-favored plans, but that cannot be provided due to various Internal Revenue Service regulations, limits and non-discrimination requirements.
Our defined contribution plans contain the following three types of benefits:

•	employee deferrals;

•	matching (or substitute matching) employer contributions; and

•	profit sharing benefits.
The "compensation" that is taken into account under these plans generally includes base salary and Short-Term Plan payments, but excludes most other forms of compensation, including long-term incentive compensation and other discretionary payments. The NEOs other than Mr. A. Rankin may elect to defer up to 25% of compensation. Mr. A. Rankin no longer defers any compensation under the defined contribution plans.
Under the matching portion of the defined contribution plans for 2018, the NEOs received employer matching contributions in accordance with the following formulas:
•Mr. A. Rankin: an automatic 3% employer contribution; and
•Messrs. Schilling, Wilson, Pascarelli and Prasad: a 3% match on the first 6% of contributions to the plans.
Under the profit sharing portion of the plans, eligible employees receive a profit sharing contribution equal to a specified percentage of compensation that varies depending on the employee's age, compensation and our operating profit percent performance for the year. If the Company performs well, the amount of the profit sharing contribution increases. The range of profit sharing contributions for the NEOs in 2018 was:

•	Messrs. A. Rankin and Wilson: between 4.50% and 14.90% of compensation; and

•	Messrs. Schilling, Pascarelli and Prasad: between 3.80% and 12.25% of compensation.
The NEOs are all 100% vested in their retirement benefits. Benefits under the tax-favored plans are payable at any time following a termination of employment. Participants have the right to invest their account balances among various investment options that are offered by the plans' trustees. Participants can elect various forms of payment including lump sum distributions and installments.
Under the Excess Plans:

•
participants' account balances, other than excess profit sharing benefits, are credited with earnings during the year based on the rate of return of the Vanguard Retirement Savings Trust fixed income fund, which is one of the investment funds under the U.S. qualified defined contribution plan, with a 14% maximum per year;

•	no interest is credited on excess profit sharing benefits;

•
the amounts credited under the Excess Plans each year are paid prior to March 15th of the following year to avoid regulatory complexities and eliminate the risk of non-payment to the executives based on the unfunded nature of the Excess Plans; and

•
the amounts credited under the Excess Plans each year are increased by 15% to reflect the immediately taxable nature of the payments. The 15% increase applies to all benefits other than interest and the portion of the employee deferrals that are in excess of the amount needed to obtain a full employer matching contribution.

Mr. Wilson maintains an account under the HYG Unfunded Benefit Plan (the "Frozen Unfunded Plan") that was frozen effective December 31, 2007. His frozen account is subject to the following rules:

•
The frozen account is credited with interest each year. For 2018, interest on Mr. Wilson's account is credited at the rate of 2% during the year. His account is then credited with additional interest credits after year-end based on a formula that takes into account the final payout percentage under the Cash Long-Term Plan for the year, with a maximum of 14%.

•	The amount of the annual interest credits, increased by 15% to reflect the immediately taxable nature of the payments, is paid prior to March 15th of the following year.

•
The frozen account (including unpaid interest for the year of payment, if any) will be paid at the earlier of termination of employment (subject to a six-month delay if required under Section 409A of the Code) or a change in control.

•
Upon payment of the frozen account, a determination will be made whether the highest incremental state and federal personal income tax rates in the year of payment exceed the rates that were in effect in 2008 when all other participants received their payments from the Frozen Unfunded Plan. In the event the rates have increased, an additional tax gross-up payment will be paid to Mr. Wilson. The Compensation Committee determined that we, and not the executive, should bear the risk of a tax increase after 2008 because Mr. Wilson would have received payment of his frozen account in 2008 were it not for the adverse cash flow and income tax impact on us. No other tax gross-ups (such as gross-ups for excise or other taxes) will be paid.

Other Benefits. All salaried U.S. employees, including the NEOs, participate in a variety of health and welfare benefit plans that are designed to enable us to attract and retain our workforce in a competitive marketplace.
Perquisites and Other Personal Benefits. Although we provide limited perquisites and other personal benefits to certain executives (mostly outside the U.S.), we do not believe these perquisites and other personal benefits constitute a material component of the executive officer's compensation package. See note (5) to the Summary Compensation Table on page 34.
Employment and Severance Agreements. Consistent with our general severance arrangement, upon an NEO's termination of employment with us for any reason, the NEO is entitled to:

•	amounts or benefits earned or accrued during their term of employment, including earned but unpaid salary and accrued but unused vacation pay; and

•
benefits that are provided in accordance with the terms of the retirement plans, the Incentive Plans, the Excess Plans and the Frozen Unfunded Plan at termination of employment that are further described in this Proxy Statement.

    There are no individual severance contracts with any of the NEOs. Upon termination of employment in certain circumstances and in accordance with the terms of a broad-based severance plan that applies to all U.S. employees, the NEOs are only entitled to severance pay and continuation of certain health benefits for a stated period of time based on length of service.
The terms and conditions of the employment of our executives outside the United States are generally defined in written agreements that cannot be revised without the consent of both the employer and the executive. Any additional compensation or benefits would be the subject of negotiation.
Limited Change in Control Benefits. In order to advance the compensation objective of attracting, retaining and motivating qualified management, the Compensation Committee believes that it is appropriate to provide limited change in control protections to the NEOs and other employees. The accrued account balances under the Cash Long-Term Plan, the Excess Plans and the Frozen Unfunded Plan will automatically be paid in the form of a lump sum payment in the event of a change in control of the Company or the participant's employer. A pro-rata target award under the current year's Incentive Plans will also be paid in the event of a change in control. The Compensation Committee believes that:

•	The change in control payment triggers are appropriate due to the unfunded nature of the benefits provided under these plans;

•
The skills, experience and services of our key management employees are a strong factor in our success and that the occurrence of a change in control transaction would create uncertainty for these employees; and

•	Some key management employees would consider terminating employment in order to trigger the payment of their unfunded benefits if an immediate payment is not made when a change in control occurs.
Our change in control payment triggers are designed to encourage key management employees to remain employed during and after a change in control.

The change in control payment trigger under the Excess Plans and the Frozen Unfunded Plan does not increase the amount of the benefits payable under those plans. Participants will only receive their accrued account balance (including interest) as of the date of the change in control. However, the change in control provisions under our Incentive Plans, in addition to providing for the immediate payment of the account balance (plus interest) under the Cash Long-Term Plan as of the date of the change in control (if any), also provide for the payment of a pro-rated award target for the year of the change in control.
Importantly, these change in control provisions are not employment agreements and do not guarantee employment for any of the executives for any period of time. In addition, none of the payments under any plan will be "grossed up" for any excise taxes imposed on the executives as a result of the receipt of payments upon a change in control.
For a further discussion of the potential payments that may be made to the NEOs in connection with a change in control, see "Potential Payments Upon Termination/Change in Control" beginning on page 37.
Tax and Accounting Implications
Deductibility of Executive Compensation. Code Section 162(m) provides that, subject to certain exceptions, we may not deduct compensation of more than $1 million that is paid to certain executive officers (and, beginning in 2018, certain former executive officers). Historically, compensation that qualifies as “performance-based compensation” under Code Section 162(m) could be excluded from this $1 million limit, but this exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available. For 2018, we do not expect that payouts under our Incentive Plans will qualify for transition relief or will otherwise be excludable from the $1 million cap that Code Section 162(m) imposes for purposes of federal income tax deductibility.
While the Compensation Committee may consider in very general terms the deductibility of the compensation it awards, the Committee retains the flexibility to award compensation that is consistent with our objectives and philosophy even if it does not qualify for a tax deduction. The Compensation Committee believes that the tax deduction limitation should not be permitted to compromise our ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.
Accounting for Stock-Based Compensation. We account for stock-based payments in accordance with the requirements of FASB ASC Topic 718. Based on FASB ASC Topic 718, the grant date of the awards under the Equity Long-Term Plan for this purpose is the date on which the award shares are issued, which occurs in the year following the year in which the shares are earned. See Note 6 of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 for more information regarding accounting treatment of our equity awards.
Other Policies and Considerations
Assessment of Risks in our Compensation Program. As part of its oversight, the Compensation Committee considers the impact of the Company's compensation program on the Company's risk profile. The Committee directed management to annually undertake a detailed risk assessment of our compensation programs. Each year, management, with the assistance of outside legal counsel, reviews our pay practices and incentive programs to identify any potential risks to the Company. Our pay philosophy: provides an effective balance of base salary and incentive compensation; short and long-term performance measures; financial and non-financial performance measures and allows for the use of Compensation Committee discretion. Further, the Company has: policies to mitigate compensation-related risk including lengthy holding periods for long-term awards; stated payment caps; insider-trading prohibitions and independent Compensation Committee oversight. The Compensation Committee agreed with the findings of management's assessment for 2018 that (1) our compensation programs are effectively designed to help mitigate conduct that is inconsistent with building long-term value of the Company and (2) the risks arising from the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Stock Ownership Guidelines. While the Company encourages the executive officers to own shares of Class A Common, it does not have any formal policy requiring the executive officers to own any specified amount of Class A Common. However, the shares of Class A Common granted under the Equity Long-Term Plan generally must be held for a period of ten years which can result in the executive officers being required to hold a significant accumulation of Class A Common during their careers.
Role of Executive Officers in Compensation Decisions. Our management, in particular the CEO of the Company and the CEO of HYG, reviews our goals and objectives relevant to the compensation of our executive officers. The CEO of HYG annually reviews the performance of each executive officer (other than the CEO of HYG whose performance is reviewed by the CEO of the Company, and the CEO of the Company, whose performance is reviewed by the Compensation Committee) and makes recommendations based on these reviews, including with respect to salary adjustments and incentive compensation award amounts, to the Compensation Committee. In addition to the CEO recommendations, the Compensation Committee considers recommendations made by Korn Ferry, our independent outside compensation consultant, which bases its recommendations upon an analysis of similar positions at a broad range of domestic industries, as well as an understanding of our policies and objectives, as described above. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers. After considering these recommendations, the Compensation Committee determines the base salary and incentive compensation levels for the executive officers, including each NEO, and any additional discretionary payments.
Executive Compensation Program for 2019 and Impact of "Say on Pay" Stockholder Vote
When setting executive compensation for 2019, the Compensation Committee took into account the results of the stockholder advisory vote on named executive officer compensation that occurred at our 2016 annual meeting of stockholders. Stockholders who cast votes overwhelmingly (94%) approved the compensation of our named executive officers described in our 2016 proxy statement.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.
JOHN P. JUMPER, CHAIR
CAROLYN CORVI
H. VINCENT POOR
JOHN M. STROPKI
EUGENE WONG

Summary Compensation Table
The following table sets forth the compensation for services of our NEOs in all capacities to the Company and its subsidiaries.
SUMMARY COMPENSATION TABLE
For Fiscal Year Ended December 31, 2018

Name and Principal Position	Year	Salary(1)($)	Stock Awards(2)($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value (3) and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Alfred M. Rankin, Jr.; Chairman, President and CEO - Hyster-Yale; Chairman - HYG	2018	$954,965	$1,602,083	$1,543,716	(6)	$38,393	$330,097	$4,469,254
	2017	$902,674	$1,746,675	$1,400,875	(6)	$34,473	$281,897	$4,366,594
	2016	$873,290	$806,830	$830,146	(6)	$32,156	$266,410	$2,808,832
Kenneth C. Schilling, Senior Vice President and Chief Financial Officer - Hyster-Yale and HYG	2018	$431,132	$173,069	$237,818	(6)	$10,033	$94,440	$946,492
	2017	$413,428	$213,953	$262,861	(6)	$9,239	$85,086	$984,567
	2016	$394,693	$100,831	$160,692	(6)	$8,473	$76,705	$741,394
Colin Wilson; President and CEO, HYG - Hyster-Yale; President and CEO - HYG	2018	$737,883	$809,250	$892,398	(6)	$75,749	$224,530	$2,739,810
	2017	$701,500	$999,989	$921,725	(6)	$78,232	$194,200	$2,895,646
	2016	$670,000	$415,509	$536,130	(6)	$64,385	$179,992	$1,866,016
Charles F. Pascarelli; Senior Vice President, President, Americas - HYG	2018	$483,445	$314,851	$421,831	(6)	$12,488	$113,248	$1,345,863
	2017	$467,773	$295,281	$352,157	(6)	$11,512	$103,317	$1,230,040
	2016	$452,631	$163,705	$236,369	(6)	$10,865	$94,429	$957,999
Rajiv K. Prasad; Chief Product and Operations Officer - HYG	2018	$530,896	$360,051	$464,097	(6)	$13,702	$147,870	$1,516,616
	2017	$485,504	$322,762	$359,358	(6)	$10,034	$88,659	$1,266,317
	2016	$463,337	$152,069	$196,105	(6)	$10,375	$83,929	$905,815

(1)	The amounts reported under the "Salary" column for 2018 include both base salary and the fixed dollar annual perquisite allowance.

(2)
The amounts shown for 2018 are the grant date fair value of the awards issued under the Equity Long-Term Plan, determined in accordance with FASB ASC Topic 718. Refer to the tables and discussion on pages 28-30 under "Long-Term Incentive Compensation" to determine the target long-term awards, as well as the cash-denominated award payouts for 2018 under the Equity Long-Term Plan.

(3)
Amounts listed in this column for 2018 include the aggregate change in the actuarial present value of accumulated plan benefits under our frozen defined benefit pension plans, as described in more detail in the Pension Benefits Table on page 40. For 2018, the following amount was included: $(4,132) for Mr. Wilson. Messrs. A. Rankin, Schilling, Prasad, and Pascarelli do not participate in any of our defined benefit pension plans.

(4)
Amounts listed in this column for 2018 also include interest that is in excess of 120% of the federal long-term interest rate, compounded monthly, that was credited to the NEOs' accounts under the plans listed in the Nonqualified Deferred Compensation Table on page 39. For 2018, the following amounts were included: $38,393 for Mr. A. Rankin; $10,033 for Mr. Schilling; $79,881 for Mr. Wilson; $12,488 for Mr. Pascarelli; and $13,702 for Mr. Prasad.

(5)	All other compensation earned during 2018 for each of the NEOs is as follows:

	Alfred M. Rankin, Jr.	Kenneth C. Schilling	Colin Wilson	Charles F. Pascarelli	Rajiv K. Prasad
Employer Tax-Favored Matching Contributions	$0	$8,250	$8,250	$8,250	$8,250
Employer Excess Plan Matching Contributions	$49,578	$9,984	$29,460	$13,249	$14,559
Employer Tax-Favored Profit Sharing Contributions	$0	$28,250	$28,250	$28,250	$28,250
Employer Excess Plan Profit Sharing Contributions	$240,371	$45,260	$152,899	$59,680	$65,466
Other Excess Plan Employer Retirement Contributions	$37,710	$0	$0	$0	$0
Employer Paid Life Insurance Premiums	$1,080	$1,211	$2,369	$1,433	$1,448
Other	$1,358	$1,485	$3,302	$2,386	$29,897
Total	$330,097	$94,440	$224,530	$113,248	$147,870

•
The Company does not provide Mr. A. Rankin with any defined benefit pension or tax-favored retirement benefits. Of the amounts shown above for Mr. A. Rankin, $327,659 represents defined contribution retirement benefits earned in 2018.

•
Amounts listed in "Other" for Messrs. Rankin, Schilling, Wilson and Pascarelli reflect spousal travel expenses, airline club memberships, global entry fees and employer-paid premiums for personal excess liability insurance. Of the amounts shown above for Mr. Prasad, $29,482 represents a tax gross-up for relocation expenses incurred in 2018.

(6)	The amounts listed reflect the cash payments under the Short-Term Plan and the cash portion (approximately 35%) of the awards under the Equity Long-Term Plan.

Grants of Plan-Based Awards
The following table sets forth information concerning plan-based awards granted to the NEOs for fiscal year 2018 and estimated payouts in the future, under the Incentive Plans.

GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended December 31, 2018

				(A) Estimated Future or Possible Payouts Under Non-Equity Incentive Plan Awards		(B) Estimated Future or Possible Payouts Under Equity Incentive Plan Awards		Grant Date Fair Value of Stock Awards (2) ($)
Name	Grant Date	Plan Name (1)		Target ($)	Maximum ($)	Target ($)	Maximum ($)
Alfred M. Rankin, Jr.	N/A	Short-Term Plan	(3)	$963,365	$1,445,047	N/A	N/A	N/A
	2/18/2019	Equity Long-Term Plan	(4)	$1,070,940	$2,141,880	$1,988,889	$3,977,778	$1,602,083
Kenneth C. Schilling	N/A	Short-Term Plan	(3)	$205,350	$308,025	N/A	N/A	N/A
	2/18/2019	Equity Long-Term Plan	(4)	$115,715	$231,430	$214,899	$429,798	$173,069
Colin Wilson	N/A	Short-Term Plan	(3)	$632,480	$948,720	N/A	N/A	N/A
	2/18/2019	Equity Long-Term Plan	(4)	$540,968	$1,081,936	$1,004,655	$2,009,310	$809,250
Charles F. Pascarelli	N/A	Short-Term Plan	(3)	$289,080	$433,620	N/A	N/A	N/A
	2/18/2019	Equity Long-Term Plan	(4)	$174,532	$349,064	$324,131	$648,262	$314,851
Rajiv K. Prasad	N/A	Short-Term Plan	(3)	$362,245	$543,368	N/A	N/A	N/A
	2/18/2019	Equity Long-Term Plan	(4)	$246,745	$493,490	$458,240	$916,481	$360,051

(1)	There are no minimum or threshold payouts to the NEOs under any of our Incentive Plans.

(2)
Amounts in this column reflect the grant date fair value of shares of stock that were granted and initially issued under the Equity Long-Term Plan. The amount shown is the grant date fair value as determined in accordance with FASB ASC Topic 718. These amounts are also reflected in the Summary Compensation Table on page 34.

(3)
Awards under the Short-Term Plan are based on a one-year performance period that consists solely of the 2018 calendar year. The awards are paid out, in cash, as soon as practicable after they are calculated and approved by the Compensation Committee. Therefore, there is no post-2018 payout opportunity under this plan. The amounts disclosed in this table for the NEOs are the target and maximum awards that were established by the Compensation Committee in early 2018. Mr. Prasad was promoted effective February 1, 2018 and his salary midpoint and target and maximum award under the Short-Term Plan for 2018 were increased on that date as a result of his promotion. The amounts shown above reflect his annualized post-promotion amounts. The amount the NEOs actually received, after the final payout was calculated based on our actual performance compared to the pre-established performance goals, is disclosed in the Summary Compensation Table.

(4)
These amounts reflect the awards issued under the Equity Long-Term Plan for 2018 performance. Awards are based on a one-year performance period that consists solely of the 2018 calendar year. The awards are paid out, partially in stock and partially in cash, as soon as practicable after they are calculated and approved by the Compensation Committee. Therefore, there is no post-2018 payout opportunity under the plan. The amounts disclosed in this table are the dollar values of the target and maximum awards that were established by the Compensation Committee in early 2018. These targets include the 15% increase to account for the immediately taxable nature of these equity awards. Mr. Prasad was promoted effective February 1, 2018 and his salary midpoint and target and maximum award under the Equity Long-Term Plan for 2018 were increased on that date as a result of his promotion. The amounts shown above reflect his annualized post-promotion amounts. The cash portion of the award, representing 35% of the total award, is listed under column (A) of this table. The remaining 65% of the award, reflecting the stock portion of the award, is listed under column (B) of this table. The amount the executives actually received, after the final payout was calculated based on our actual performance compared to the pre-established performance goals, is disclosed in the Summary Compensation Table.

Description of Material Factors Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table
The compensation of the NEOs consists of the following components: base salary (which includes the perquisite allowance for U.S. executives), short-term cash incentives and long-term equity and non-equity incentives. All of the NEOs also receive various retirement benefits. Each of these components is described in detail in the "Compensation Discussion and Analysis" which begins on page 18. Additional details of certain components are provided below.

Equity Compensation
In 2018, the NEOs participated in the Equity Long-Term Plan. All U.S. employees are also eligible to receive discretionary equity awards under the Supplemental Equity Plan. All awards are based on one-year performance periods and are immediately vested and paid when approved by the Compensation Committee. Therefore, no equity awards remain outstanding for the year ended December 31, 2018.
Awards under the Equity Long-Term Plan are paid partially in cash and partially in the form of fully vested shares of restricted stock. While the stock is fully vested at the time of grant, it is subject to transfer restrictions generally for a period of ten years from the date of grant. The transfer restrictions provide participants with an incentive to increase the value of the Company over the ten-year restricted period, which is expected to be reflected in the increased value of the stock. Refer to "Long-Term Incentive Compensation" beginning on page 28 and note (4) of the "Grants of Plan-Based Awards" table beginning on page 35 for additional information regarding our equity awards. The following table reflects the stock awards issued under the Equity Long-Term Plan for 2018 performance. No stock awards have been issued under the Supplemental Equity Plan.
STOCK VESTED
For Fiscal Year Ended December 31, 2018

Name	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting ($)
Alfred M. Rankin, Jr.	20,358	$1,498,654
Kenneth C. Schilling	2,351	$173,069
Colin Wilson	10,993	$809,250
Charles F. Pascarelli	4,277	$314,851
Rajiv K. Prasad	4,862	$357,916

(1)
The Equity Long-Term Plan awards are issued pursuant to a net exercise, by which a portion of the shares of stock issued on the grant date were immediately surrendered to the Company to pay for the taxes associated with the stock portion of the award, if necessary. The amounts initially received by the NEOs whose shares were granted pursuant to a net exercise were as follows:

Name	Number of Shares Issued Before Net Exercise	Fair Market Value Realized On All Shares Initially Issued
Alfred M. Rankin, Jr.	21,763	$1,602,083
Rajiv K. Prasad	4,891	$360,051
Stock Options
We do not sponsor any stock option plans and the Company did not grant any stock options during the fiscal year ended December 31, 2018 to any person, including the NEOs.

Potential Payments Upon Termination/Change in Control
The following change in control provisions are contained in the Incentive Plans, Excess Plans and Frozen Unfunded Plan:

•
the account balances as of the date of the change in control in the Cash Long-Term Plan, the Excess Plans and the Frozen Unfunded Plan will automatically be paid in the form of a lump sum payment in the event of a change in control of the Company or the participant's employer; and

•
the change in control provisions under our Incentive Plans, in addition to providing for the immediate payment of the account balance (plus interest) as of the date of the change in control, also provide for the payment of a pro-rated target award for the year of the change in control.

A "change in control" for purposes of these plans generally consists of any of the following provided that the event otherwise qualifies as a change in control under the regulations issued under Section 409A of the Code:
(1) An acquisition of more than 50% of the voting securities of the Company or the voting securities of the subsidiary (for those employees of that particular subsidiary) other than acquisitions directly from the Company or the subsidiary, as applicable, involving:

•	any employee benefit plan;

•	the Company;

•	the applicable subsidiary or one of its affiliates; or

•	the parties to the stockholders' agreement discussed under "Amount and Nature of Beneficial Ownership - Class B Common Stock" on page 45;
(2) The members of the Company's current Board of Directors (and their approved successors) ceasing to constitute a majority of the Company's Board of Directors or, if applicable, the board of directors of a successor of the Company;
(3) For those plans that cover the employees of a subsidiary, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the subsidiary and its affiliates, excluding a business combination pursuant to which the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the applicable entity immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor;
(4) For all plans, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction involving the Company excluding, however, a business combination pursuant to which both of the following apply:

•
the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the Company immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor; and

•
at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company providing for such business combination, at least a majority of the members of the Board of Directors of the Company were incumbent directors.

For purposes of calculating the amount of any potential payments to the NEOs under the table provided below, we have assumed that a change in control occurred on December 31, 2018. We believe that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable individually and in the aggregate. However, there can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or if any assumption is not correct in fact.
POTENTIAL PAYMENTS UPON TERMINATION/CHANGE IN CONTROL

Name	Estimated Total Value of Payments Based on Incentive Plan Award Targets ($)(1)	Estimated Total Value of Cash Payments Based on Accrued Balance in Excess Plans and Frozen Unfunded Plan ($)(2)	Estimated Total Value of all Payments ($)
Alfred M. Rankin, Jr.	$4,023,194	$377,693	$4,400,887
Kenneth C. Schilling	$535,964	$110,417	$646,381
Colin Wilson	$2,178,103	$1,743,322	$3,921,425
Charles F. Pascarelli	$787,743	$120,312	$908,055
Rajiv K. Prasad	$1,067,230	$131,989	$1,199,219

(1)
This column reflects the award targets for the NEOs under the Incentive Plans for 2018. Under the change in control provisions of the plans, they would have been entitled to receive their award targets for 2018 if a change in control had occurred on December 31, 2018. Awards under the Equity Long-Term Plan are denominated in dollars and the amounts shown in the above table reflect the dollar-denominated 2018 target awards (including the 15% increase to reflect the immediately taxable nature of the award). As described in note (4) to the Grants of Plan-Based Awards Table, the NEOs would receive approximately 35% of the value of the award in cash, and the remainder in shares of restricted stock.

(2)
This column reflects the account balances of the NEOs as of December 31, 2018 under the Excess Plans and the Frozen Unfunded Plan (for Mr. Wilson). Under the change in control provisions of those plans, the NEOs would have been entitled to receive payment of their entire account balances if a change in control had occurred on December 31, 2018. No additional amounts are paid due to a change in control. The majority of the amount shown for Mr. Wilson is 100% vested and was earned for services performed in years prior to 2018. Only a small portion of his account balance represents benefits earned for services performed in 2018. Each of these plans are discussed in more detail under "Nonqualified Deferred Compensation Benefits" below.

Nonqualified Deferred Compensation Benefits
The following table sets forth information concerning benefits earned by, and paid to, the NEOs under our nonqualified defined contribution and deferred compensation plans as of December 31, 2018.
NONQUALIFIED DEFERRED COMPENSATION
For Fiscal Year Ended December 31, 2018

Name	Plan Name	Executive Contributions in 2018 ($)(1)	Employer Contributions in 2018 ($)(2)	Aggregate Earnings in 2018 ($)(2)	Aggregate Withdrawals/ Distributions in 2018 ($)	Aggregate Balance at December 31, 2018 ($)
Alfred M. Rankin, Jr.	Executive Excess Plan	$0	$327,659	$50,034	$323,442(3)	$377,693(4)
Kenneth C. Schilling	Excess Plan	$42,280	$55,244	$12,893	$91,679(3)	$110,417(4)
Colin Wilson	Excess Plan	$107,199	$182,359	$39,491	268,643(3)	$329,049(4)
	Frozen Unfunded Plan	$0(5)	$0(5)	$99,646	$51,287(6)	$1,414,273(7)
Charles F. Pascarelli	Excess Plan	$31,664	$72,929	$15,719	$102,177(3)	$120,312(4)
Rajiv K. Prasad	Excess Plan	$34,721	$80,025	$17,243	$88,223(3)	$131,989(4)

(1)	These amounts, which were otherwise payable in 2018 but were deferred at the election of the executives, are included in the Summary Compensation Table.

(2)	All employer contributions and the above-market earnings portion of the amounts shown in the "Aggregate Earnings" column are included in the Summary Compensation Table.

(3)
The NEOs each receive payment of the amounts earned under the Excess Plans for each calendar year (including interest) no later than March 15th of the following year. Because the payments for 2017 were made in 2018, they are reflected as a distribution in 2018. Because the payments for 2018 were made in 2019, they are reflected in the NEO's aggregate balance as of December 31, 2018 and are not reflected as a distribution in 2018.

(4)
$366,052 of Mr. A. Rankin's account balance, $107,557 of Mr. Schilling's account balance, $319,676 of Mr. Wilson's account balance, $117,081 of Mr. Pascarelli's account balance and $128,448 of Mr. Prasad's account balance is reported in the 2018 Summary Compensation Table. Because the entire account balance under the Excess Plans is paid out each year, none of their current account balance was previously reported in prior Summary Compensation Tables.

(5)	No additional contributions (other than interest credits) were made to the Frozen Unfunded Plan.

(6)
The interest that is accrued under the Frozen Unfunded Plan each calendar year is paid no later than March 15th of the following year. Because the interest that was credited to Mr. Wilson's account for 2017 was paid in 2018, it is reflected as a distribution for 2018.

(7)
$49,763 of Mr. Wilson's account balance is reported in the 2018 Summary Compensation Table. $285,139 of Mr. Wilson's account balance was previously reported in prior Summary Compensation Tables of the Company.

Description of Nonqualified Deferred Compensation Plans
Refer to "Retirement Plans" on page 31 for a detailed discussion of the terms of our nonqualified deferred compensation plans. The following is a summary of special rules that apply under each plan that are not otherwise described therein.
Executive Excess Plan: In addition to the substitute matching and profit sharing benefits previously described, Mr. A. Rankin also annually receives a benefit of $37,710 credited to his account under the Executive Excess Plan.
Frozen Unfunded Plan: From January 1, 2000 through May 31, 2000, Mr. Wilson was not eligible to participate in our tax-favored defined contribution plan. Instead, he deferred a portion of his salary and bonus under the Frozen Unfunded Plan. When he became a participant in the U.S. qualified defined contribution plan, these additional deferrals ceased.
Cash Long-Term Plan: The awards granted under the Cash Long-Term Plan are subject to the following rules:

•	The awards are immediately vested as of the grant date of the award (which is the January 1st following the end of the performance period).

•	Once granted, awards are not subject to any forfeiture or risk of forfeiture.

•
Awards approved by the Compensation Committee for a calendar year are credited to separate sub-accounts established for each participant for each award year. During 2018, the sub-accounts were credited with 2% interest during the year. If a participant remained actively employed through 2018, additional interest was credited based on the chart that converted the payout factor under the Cash Long-Term Plan to a specified interest rate, with a maximum of 14% maximum per year.

•	Each sub-account is paid at the earliest of death, disability, retirement, change in control or on the third anniversary of the grant date of the award.

Defined Benefit Pension Plans
The following table sets forth information concerning defined benefit pension benefits earned by, and paid to, the NEOs under our qualified and nonqualified pension plans.
PENSION BENEFITS
As of Fiscal Year Ended December 31, 2018

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Alfred M. Rankin, Jr.	N/A (1)	N/A	N/A	N/A
Kenneth C. Schilling	N/A (1)	N/A	N/A	N/A
Colin Wilson	The UK Plan	6.6 (2)	$506,560	$0
Charles F. Pascarelli	N/A (1)	N/A	N/A	N/A
Rajiv K. Prasad	N/A (1)	N/A	N/A	N/A

(1)	Messrs. A. Rankin, Schilling, Prasad and Pascarelli have never participated in any of our defined benefit pension plans.

(2)	For Mr. Wilson, the number of years of credited service taken into account to determine pension benefits under the UK Plan was frozen as of May 31, 1995.
Description of Pension Plans
Messrs. A. Rankin, Schilling, Pascarelli and Prasad do not participate in any of our pension plans. Mr. Wilson is entitled to receive frozen pension benefits that are 100% vested.
The amounts shown above were determined as of December 31, 2018, which is the measurement date for pension benefits that is used in our financial statements. In determining the present value of the pension benefits under the UK Plan, a discount rate of 2.65% and an assumed retirement age of 65 with no pre-retirement decrement was used. The following additional material assumptions were used in the calculations:

•	For the UK Plan, the SAPS series mortality table, year of use 2018, with a 1.25 multiplier and an annual cost-of-living adjustment of 2.00% (in-payment).
Mr. Wilson was a participant in the UK Plan for periods prior to May 31, 1995. His pension benefits in the UK Plan are generally computed under the following formula: 1/45th of "final average pay" multiplied by years of credited service before June 30, 2004 plus 1/60th of "final average pay" multiplied by years of credited service after June 30, 2004. For computing pension benefits under the UK Plan, "final average pay" is based on the highest annual average of pay in any period of three consecutive years in the ten years immediately preceding May 31, 1995 for Mr. Wilson. For purposes of the UK Plan, "pay" is generally a participant's annual salary excluding bonuses, commissions, overtime payments and shift allowances less a U.K. based national insurance contributions deduction. Mr. Wilson is eligible for unreduced early retirement benefits under the UK Plan. Pension payments are paid in the form of a monthly annuity with survivorship protection.

CEO Pay Ratio
As was permitted under applicable SEC rules, to determine our median employee last year, we chose "base salary" for the period beginning on January 1, 2017 and ending on December 31, 2017 as our consistently applied compensation measure. For salaried employees, we estimated annual base salary using salary grade midpoints. For labor grade employees, we estimated annual base salary using labor grade wage rates and reasonable estimates of hours worked in a given year. Using a determination date of October 1, 2017, a valid statistical sampling methodology was used to estimate the median base salary for 6,695 employees. This number did not exclude any non-U.S. employees, although such exclusion would have been permitted under applicable SEC rules. We then produced a sample of employees who were paid within a 10% range of the median and selected an employee from within that group as our median employee.
For purposes of this year’s disclosure, we did not go through this process again, as we have determined that there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure.  As a result under SEC rules, we are allowed to again use last year’s median employee for purposes of this year’s pay ratio calculation and disclosure.  However, due to the departure of last year’s median employee during 2018, we have selected a different median employee from the group identified last year to serve as this year’s median employee.  This year’s median employee was the very next employee listed below last year’s median employee in the sample group of employees produced by last year’s analysis and process.
We determined that this year's median employee's annual total compensation was $52,012 (determined in accordance with the requirements for the 2018 Summary Compensation Table), and that our CEO’s annual total compensation for 2018 was $4,469,254 (the same amount as provided for him in the 2018 Summary Compensation Table). Our estimate of the ratio of our CEO’s annual total compensation to this year's median employee’s annual total compensation for 2018 is 86:1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described above.

BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON
Set forth in the following tables is information as of March 1, 2019 (except as otherwise indicated) with respect to (1) each person who is known to us to be the beneficial owner of more than 5% of the Class A Common, (2) each person who is known to us to be the beneficial owner of more than 5% of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by our directors, NEOs and all of our executive officers and directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.
Holders of shares of Class A Common and Class B Common are entitled to different voting rights with respect to each class of stock. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share. Holders of Class A Common and holders of Class B Common generally vote together as a single class on matters submitted to a vote of our stockholders. Shares of Class B Common are convertible into shares of Class A Common on a one-for-one basis, without cost, at any time at the option of the holder of the Class B Common.

Amount and Nature of Beneficial Ownership

Class A Common Stock
Name	Title of Class	Sole Voting or Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class(1)
Dimensional Fund Advisors LP (2) Building One 6300 Bee Cave Road Austin, TX 78746	Class A	991,155	(2)	—		991,155	(2)	7.82%
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	Class A	838,497	(3)	9,425	(3)	847,922	(4)	6.68%
LSV Asset Management (4) 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	Class A	691,826	(4)	—		691,826	(4)	5.46%
BlackRock, Inc. (5) 55 East 52nd Street New York, NY 10055	Class A	685,947	(5)			685,947	(5)	5.40%
James B. Bemowski (6)	Class A	1,175		—		1,175		—
J. C. Butler, Jr. (6)	Class A	38,439	(7)	1,590,765	(7)	1,629,204	(7)	12.75%
Carolyn Corvi (6)	Class A	8,677		—		8,677		—
John P. Jumper (6)	Class A	9,003		—		9,003		—
Dennis W. LaBarre (6)	Class A	18,101		—		18,101		0.14%
H. Vincent Poor (6)	Class A	2,943		—		2,943		—
Alfred M. Rankin, Jr.	Class A	163,701	(8)	1,653,464	(8)	1,817,165	(8)	14.23%
Claiborne R. Rankin (6)	Class A	132,529	(9)	1,304,754	(9)	1,437,283	(9)	11.25%
John M. Stropki (6)	Class A	12,555		—		12,555		0.10%
Britton T. Taplin (6)	Class A	41,590	(10)	332,287	(10)	373,877	(10)	2.93%
Eugene Wong (6)	Class A	20,620		—		20,620		0.16%
Colin Wilson	Class A	52,130		—		52,130		0.41%
Kenneth C. Schilling	Class A	35,187		—		35,187		0.28%
Charles Pascarelli	Class A	18,719		—		18,719		0.15%
Rajiv K. Prasad	Class A	20,850		—		20,850		0.16%
All executive officers and directors as a group (27 persons)	Class A	659,720		2,090,712	(11)	2,750,432	(11)	21.53%

(1)	Less than 0.10%, except as otherwise indicated.

(2)
A Schedule 13G/A, which was filed with the SEC with respect to Class A Common on February 8, 2019, reported that Dimensional Fund Advisors LP ("Dimensional"), may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serving as an investment manager to certain other commingled group trusts and separate accounts, which own the shares of Class A Common. Such investment companies, trusts and accounts are referred to collectively as the Dimensional Funds. In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Dimensional Funds, which own the shares of Class A Common. In its role as investment adviser, sub-adviser or manager, Dimensional possesses the sole power to vote 960,877 shares of Class A Common and the sole power to invest 991,155 shares of Class A Common owned by the Dimensional Funds. However, all shares of Class A Common reported above are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.

(3)
A Schedule 13G filed with the SEC with respect to Class A Common on February 12, 2019 reported that The Vanguard Group is the beneficial owner of 847,922 shares of Class A Common, has sole voting power over 10,269 shares of Class A Common, has sole dispositive power over 838,497 shares of Class A Common, has shared voting power over 500 shares of Class A Common and has shared dispositive power over 9,425 shares of Class A Common and may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser.

(4)
A Schedule 13G filed with the SEC with respect to Class A Common on February 13, 2019 reported that LSV Asset Management is the beneficial owner of 691,826 shares of Class A Common, has sole voting power over 376,176 shares of Class A Common and has sole dispositive power over 691,826 shares of Class A Common and may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser.

(5)
A Schedule 13G filed with the SEC with respect to Class A Common on February 18, 2019 reported that BlackRock, Inc. is the beneficial owner of 685,947 shares of Class A Common, has sole power voting power over 660,426 shares of Class A Common and has sole dispositive power over 685,947 shares of Class A Common.

(6)
Pursuant to our Non-Employee Directors' Plan, each non-employee director has the right to acquire additional shares of Class A Common within 60 days after March 1, 2019. The shares each non-employee director has the right to receive are not included in the table because the actual number of additional shares will be determined on April 1, 2019 by taking the amount of such director's quarterly retainer required to be paid in shares of Class A Common plus any voluntary portion of such director's quarterly retainer, if so elected, divided by the average of the closing price per share of Class A Common on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2019.

(7)
J.C. Butler, Jr. may be deemed to be a member of the group, described in Note (8) below, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin II (as defined below). In addition, Mr. Butler may be deemed to be a member of a group described in note (8) below, as a result of partnership interests in Rankin I (as defined below), Rankin IV (as defined below) and AMR Associates (as defined below) held by Mr. Butler's spouse. Mr. Butler, therefore, may be deemed to beneficially own, and share the power to vote 338,756 shares of Class A Common held by Rankin I, 338,295 shares of Class A Common held by Rankin II, 309,560 shares of Class A Common held by Rankin IV and 186,646 shares of Class A Common held by AMR Associates. Included in the table above for Mr. Butler are 1,590,765 shares of Class A Common held by (a) members of Mr. Butler's family, (b) trusts for the benefit of members of Mr. Butler's family and (c) Rankin I, Rankin II, Rankin IV and AMR Associates. Mr. Butler disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.

(8)
Alfred M. Rankin, Jr. may be deemed to be a member of Rankin Associates II, L.P. ("Rankin II"), which is made up of the individuals and entities holding limited partnership interests in Rankin II, and Rankin Management, Inc. ("RMI"), the general partner of Rankin II. Rankin II may be deemed to be a group and therefore may be deemed as a group to beneficially own 338,295 shares of Class A Common held by Rankin II. Although Rankin II holds the 338,295 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Rankin II. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the stockholders of RMI. Under the terms of the Limited Partnership Agreement of Rankin II, Rankin II may not dispose of Class A Common, other than pursuant to a share for share exchange to acquire Class B Common, without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Rankin II. As a result of holding through his trust, of which he is trustee, partnership interests in Rankin II, Mr. Rankin may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A Common held by Rankin II. Mr. Rankin may be deemed to be a member of Rankin Associates I, L.P. ("Rankin I"), and the trusts holding limited partnership interests in Rankin I may be deemed to be a group and therefore may be deemed as a group to beneficially own 338,756 shares of Class A Common held by Rankin I. Although Rankin I holds the 338,756 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class A Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general partnership interests and limited partnership interests in Rankin I share with each other the power to dispose of such shares. As a result of holding through his trust, of which he is trustee, partnership interests in Rankin I, Mr. Rankin may be deemed to beneficially own, and share the power to vote and dispose of, 338,756 shares of Class A Common held by Rankin I. In addition, Mr. Rankin may be deemed to be a member of a group, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin Associates IV, L.P. ("Rankin IV"). As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV and Rankin IV may be deemed to beneficially own, and share the power to vote and dispose of, 309,560 shares of Class A Common held by Rankin IV. Although Rankin IV holds the 309,560 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class A Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class A Common, other than pursuant to a share for share exchange to acquire Class B Common, without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all the partnership interests of Rankin I. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class A Common, other than pursuant to a share for share exchange to acquire Class B Common, without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. In addition, Mr. Rankin may be deemed to be a member of a group, as a result of holding through his trust, of which he is trustee, partnership interests in AMR Associates, L.P. ("AMR Associates"). As a result, the group consisting of Mr. Rankin, the general partners and other limited partners of AMR Associates may be deemed to beneficially own, and share the power to vote and dispose of, 186,646 shares of Class A Common held by AMR Associates. Although AMR Associates holds the 186,646 shares of Class A Common it does not have any power to vote or dispose of such shares of Class A Common. Clara R. Williams and Helen R. Butler, as trustees and primary beneficiaries of trusts acting as general partners, share the power to vote such shares of Class A Common. Each of the trusts holding general and limited partnership interests in AMR Associates share with each other the power to dispose of such shares. Under the terms of the Limited Partnership Agreement of AMR Associates, AMR Associates may not dispose of Class A Common, other than pursuant to a share for share exchange to acquire Class B Common, without the consent of the general partners owning a majority of the general partnership interests of AMR Associates and the consent of the holders of more than 75% of all of the partnership interests of AMR Associates. Included in the table above for Mr. Rankin are 1,653,464 shares of Class A Common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Rankin I, Rankin II, Rankin IV and AMR Associates. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.

(9)
Claiborne R. Rankin may be deemed to be a member of the group described in note (8) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I. Mr. Rankin may be deemed to be a member of the group described in Note (8) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin II. In addition, Mr. Rankin may be deemed to be a member of a group described in note (8) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV. Mr. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 338,756 shares of Class A Common held by Rankin I, 338,295 shares of Class A Common held by Rankin II and 309,560 shares of Class A Common held by Rankin IV. Included in the table above for Mr. Rankin are 1,304,754 shares of Class A Common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Rankin I, Rankin II and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.

(10)
Britton T. Taplin may be deemed to be a member of a group, as a result of holding interest in Abigail LLC ("Abigail"). Mr. Taplin, therefore, may be deemed to beneficially own and share the power to vote 326,532 shares of Class A Common held by Abigail. Mr. Taplin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in such entity. Mr. Taplin also is deemed to share with his spouse voting and investment power over 5,755 shares of Class A Common held by Mr. Taplin's spouse; however, Mr. Taplin disclaims beneficial ownership of such shares. Mr. Taplin has pledged 41,590 shares of Class A Common.

(11)
The aggregate amount of Class A Common beneficially owned by all executive officers and directors and the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class A Common of which Mr. Butler has disclaimed beneficial ownership in note (7) above, Mr. A. Rankin has disclaimed beneficial ownership in note (8) above, Mr. C. Rankin has disclaimed beneficial ownership in note (9) above and Mr. B. Taplin has disclaimed beneficial ownership in note (10) above. As described in note (6) above, the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group as set forth in the table above does not include shares that the non-employee directors have the right to acquire within 60 days after March 1, 2019 pursuant to the Non-Employee Directors' Plan.

Class B Common Stock
Name	Title of Class	Sole Voting or Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class(1)
Clara Taplin Rankin, et al. (2) c/o PNC Bank, N.A. 3550 Lander Road Pepper Pike, OH 44124	Class B	—	(2)	—	(2)	3,302,756	(2)	85.19%
Beatrice B. Taplin (3) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	672,693	(3)			672,693	(3)	17.35%
Rankin Associates I, L.P., et al. (4) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(4)	—	(4)	605,986	(4)	15.63%
Rankin Associates IV, L.P., et al. (5) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(5)	—	(5)	490,440	(5)	12.65%
Rankin Associates II, L.P. et. al. (6) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(6)	—	(6)	338,295	(6)	8.73%
FMR LLC (7) 245 Summer Street Boston, MA 02210	Class B	—	(7)	217,394	(7)	310,000	(7)	8.00%
AMR Associates, L.P. et al. (8) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(8)	217,394	(8)	217,394	(8)	5.61%
James B. Bemowski	Class B	—		—		—		—
J.C. Butler, Jr. (9)	Class B	27,272	(9)	1,710,701	(9)	1,737,973	(9)	44.83%
Carolyn Corvi	Class B	—		—		—		—
John P. Jumper	Class B	326		—		326		—
Dennis W. LaBarre	Class B	9,424		—		9,424		0.24%
H. Vincent Poor	Class B	—		—		—		—
Alfred M. Rankin, Jr. (10)	Class B	31,716	(10)	1,702,093	(10)	1,733,809	(10)	44.72%
Claiborne R. Rankin (11)	Class B	123,760	(11)	1,437,504	(11)	1,561,264	(11)	40.27%
John M. Stropki	Class B	—		—		—		—
Britton T. Taplin (12)	Class B	35,497	(12)	5,755	(12)	41,252	(12)	1.06%
Eugene Wong	Class B	5,812		—		5,812		0.15%
Kenneth C. Schilling	Class B	7,024		—		7,024		0.18%
Colin Wilson	Class B	—		—		—		—
Charles Pascarelli	Class B	—		—		—		—
Rajiv K. Prasad	Class B	—		—		—		—
All executive officers and directors as a group (27 persons)	Class B	243,898	(13)	1,769,217	(13)	2,013,115	(13)	51.93%

(1)	Less than 0.10%, except as otherwise indicated.

(2)
A Schedule 13D/A, which was filed with the SEC with respect to Class B Common and most recently amended on February 14, 2019, (the "Stockholders 13D"), reported that, except for Hyster-Yale Materials Handling, Inc., the signatories to the stockholders' agreement, together in certain cases with trusts and custodianships (the "Signatories"), may be deemed to be a group and therefore may be deemed as a group to beneficially own all of the Class B Common subject to the stockholders' agreement, which is an aggregate of 3,302,756 shares. The stockholders' agreement requires that each Signatory, prior to any conversion of such Signatory's shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A Common prior to their sale or transfer. The shares of Class B Common subject to the stockholders' agreement constituted 85.2% of the Class B Common outstanding on March 1, 2019 or 64.1% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain Signatories own Class A Common, which is not subject to the stockholders' agreement. Under the stockholders' agreement, Hyster-Yale may, but is not obligated to, buy any of the shares of Class B Common not purchased by the Signatories following the trigger of the right of first refusal. The stockholders' agreement does not restrict in any respect how a Signatory may vote such Signatory's shares of Class B Common.

(3)
Beatrice B. Taplin has the sole power to vote and dispose of 672,693 shares of Class B Common held in trusts. The Stockholders 13D reported that the Class B Common beneficially owned by Beatrice B. Taplin is subject to the stockholders' agreement.

(4)
A Schedule 13D/A, which was filed with the SEC with respect to Class B Common and most recently amended on February 14, 2019, reported that Rankin I and the trusts holding limited partnership interests in Rankin I may be deemed to be a group and therefore may be deemed as a group to beneficially own 605,986 shares of Class B Common held by Rankin I. Although Rankin I holds the 605,986 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all of the partnership interests of Rankin I. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders' agreement.

(5)
A Schedule 13D/A, which was filed with the SEC with respect to Class B Common and most recently amended on February 14, 2019, reported that the trusts holding limited partnership interests in Rankin IV may be deemed to be a group and therefore may be deemed as a group to beneficially own 490,440 shares of Class B Common held by Rankin IV. Although Rankin IV holds the 490,440 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders' agreement.

(6)
A Schedule 13D/A, which was filed with the SEC with respect to Class B Common and most recently amended on February 14, 2019, reported that Rankin II and the trusts holding limited partnership interests in Rankin II may be deemed to be a group and therefore may be deemed as a group to beneficially own 338,295 shares of Class B Common held by Rankin II. Although Rankin II holds the 338,295 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Rankin II. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the stockholders of RMI. Under the terms of the Limited Partnership Agreement of Rankin II, Rankin II may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Rankin II. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin II and each of the trusts holding limited partnership interests in Rankin II is also subject to the stockholders' agreement.

(7)
Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts,    of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which

power resides with the Fidelity Funds' Boards of Trustees. FMR Co carries out the voting of the shares under written    guidelines established by the Fidelity Funds' Boards of Trustees.

(8)
A Schedule 13D/A, which was filed with the SEC with respect to Class B Common and was most recently amended on February 14, 2019, reported that AMR Associates and the trusts holding partnership interest in AMR Associates may be deemed to be a group and therefore may be deemed as a group to beneficially own 217,394 shares of Class B Common held by AMR Associates. Although AMR Associates holds the 217,394 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Clara R. Williams and Helen R. Butler, as trustees and primary beneficiaries of trusts acting as general partners, share the power to vote such shares of Class B Common. Each of the trusts holding general and limited partnership interests in AMR Associates share with each other the power to dispose of such shares. Under the terms of the Limited Partnership Agreement of AMR Associates, AMR Associates may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the holders of a majority of the general partnership interest and more than 75% of all partnership interests in AMR Associates. The Stockholders 13D reported that the Class B Common beneficially owned by AMR Associates and each of the trusts holding partnership interest in AMR Associates is also subject to the stockholders' agreement.

(9)
J.C. Butler, Jr. may be deemed to be a member of the group described in Note (6) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin II. In addition, Mr. Butler may be deemed to be a member of a group described in notes (4), (5) and (8) above, as a result of partnership interests in Rankin I, Rankin IV and AMR Associates held by Mr. Butler's spouse. Mr. Butler, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 605,986 shares of Class B Common held by Rankin I, 338,295 shares of Class B Common held by Rankin II, 490,440 shares of Class B Common held by Rankin IV and 217,394 shares of Class B Common held by AMR Associates. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin II, Rankin I, Rankin IV and AMR Associates and each of the trusts holding limited partnership interests in Rankin II, Rankin I, Rankin IV and AMR Associates is also subject to the stockholders' agreement. Included in the table above for Mr. Butler are 1,710,701 shares of Class B Common held by (a) members of Mr. Butler's family, (b) trusts for the benefit of members of Mr. Butler's family and (c) Rankin I, Rankin II, Rankin IV and AMR Associates. Mr. Butler disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by J.C. Butler, Jr. is subject to the stockholders' agreement.

(10)
Alfred M. Rankin, Jr. may be deemed to be a member of the group described in Notes (4), (5), (6) and (8) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I, Rankin IV, Rankin II and AMR Associates. Mr. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 605,986 shares of Class B Common held by Rankin I, 338,295 shares of Class B Common held by Rankin II, 490,440 shares of Class B Common held by Rankin IV and 217,394 shares of Class B Common held by AMR Associates. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin II, Rankin I, Rankin IV, and AMR Associates and each of the trusts holding limited partnership interests in Rankin II, Rankin I, Rankin IV and AMR Associates is also subject to the stockholders' agreement. Included in the table above for Mr. Rankin are 1,702,093 shares of Class B Common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Rankin I, Rankin II, Rankin IV and AMR Associates. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders' agreement.

(11)
Claiborne R. Rankin may be deemed to be a member of the group described in Notes (4), (5) and (6) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I, Rankin IV and Rankin II. Mr. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 605,986 shares of Class B Common held by Rankin I, 338,295 shares of Class B Common held by Rankin II and 490,440 shares of Class B Common held by Rankin IV. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin II, Rankin I and Rankin IV and each of the trusts holding limited partnership interests in Rankin II, Rankin I and Rankin IV is also subject to the stockholders' agreement. Included in the table above for Mr. Rankin are 1,437,504 shares of Class B Common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Rankin I, Rankin II and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Claiborne R. Rankin is subject to the stockholders' agreement.

(12)
Britton T. Taplin is deemed to share with his spouse investment power over 5,755 shares of Class B Common held by Mr. Taplin's spouse; however, Mr. Taplin disclaims beneficial ownership of such shares.

(13)
The aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group and the aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class B Common of which Mr. Butler has disclaimed beneficial ownership in note (9) above, Mr. A. Rankin has disclaimed beneficial ownership in note (10) above, Mr. C.

Rankin has disclaimed beneficial ownership in note (11) above and Mr. Taplin has disclaimed beneficial ownership in note (12) above.
Beatrice B. Taplin is the sister-in-law of Clara Taplin Rankin. Britton T. Taplin is the son of Beatrice B. Taplin, and a nephew of Clara Taplin Rankin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. and Claiborne R. Rankin. J.C. Butler, Jr., a director of the Company, is the son-in-law of Alfred M. Rankin, Jr. The combined beneficial ownership of such persons shown in the foregoing tables equals 2,769,659 shares, or 21.68%, of the Class A Common and 2,660,155 shares, or 68.61%, of the Class B Common outstanding on March 1, 2019. The combined beneficial ownership of all our directors, together with Beatrice B. Taplin, and all of our executive officers whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 3,039,767 shares, or 23.8%, of the Class A Common and 2,685,808 shares, or 69.28%, of the Class B Common outstanding on March 1, 2019. Such shares of Class A Common and Class B Common together represent 58% of the combined voting power of all Class A Common and Class B Common outstanding on such date.

PROCEDURES FOR SUBMISSION AND CONSIDERATION OF DIRECTOR CANDIDATES
Stockholder recommendations for nominees for election to our Board of Directors must be submitted to Hyster-Yale Materials Handling, Inc., 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, Attention: Secretary, and must be received at our offices on or before December 31 of each year in anticipation of the following year's annual meeting of stockholders. The NCG Committee will consider such recommendations if they are in writing and set forth the following information:

1.
The name and address of the stockholder recommending the candidate for consideration as such information appears on our records, the telephone number where such stockholder can be reached during normal business hours, the number of shares of Class A Common and Class B Common owned by such stockholder and the length of time such shares have been owned by the stockholder; if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person's beneficial ownership of such shares or such person's authority to act on behalf of such entity;

2.
Complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employment and civic activities) and qualifications of the candidate;

3.	The reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be one of our directors;

4.	The disclosure of any relationship the candidate being recommended has with us or any of our subsidiaries or affiliates, or our independent public accountants, whether direct or indirect;

5.	The disclosure of any relationship of the candidate being recommended or any immediate family member of the candidate being recommended with our independent registered public accounting firm;

6.
The disclosure of all relationships, arrangements and understandings between the proposing stockholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a director, if elected; and

7.
A written acknowledgment by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual's background, education, experience and other qualifications and, in the event that the NCG Committee desires to do so, has consented to be named in our Proxy Statement and to serve as one of our directors, if elected.

The NCG Committee has not specifically identified or published qualifications, qualities or skills that Directors of the Company must possess. In evaluating Director nominees, the NCG Committee will consider the entirety of each proposed director nominee's credentials. The NCG Committee will generally consider a diverse number of factors such as judgment, skill, ethics, integrity, values, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character and the interplay of the candidate's experience and approach to addressing business issues with the experience and approach of incumbent members of our Board of Directors and other new director candidates. In general, the NCG Committee's goal in selecting directors for nomination to our Board of Directors is to seek a well-balanced membership that combines a diversity of experience and skill in order to enable us to pursue our strategic objectives.

The NCG Committee will consider all information provided to it that is relevant to a candidate's nomination as one of our directors. Following such consideration, the NCG Committee may seek additional information regarding, and may request an interview with, any candidate. Based upon all such information, the NCG Committee will meet to determine whether to recommend the candidate to our Board of Directors. The NCG Committee will consider candidates recommended by stockholders on the same basis as candidates from other sources.
The NCG Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The NCG Committee regularly reviews the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the NCG Committee may consider various potential candidates. Candidates may be recommended by current members of our Board of Directors, third-party search firms or stockholders. No search firm was retained by the NCG Committee during the past fiscal year. The NCG Committee generally does not consider recommendations for director nominees submitted by individuals who are not affiliated with us. To preserve its impartiality, the NCG Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.

SUBMISSION OF STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be eligible for inclusion in our Proxy Statement and form of proxy relating to our next annual meeting must be received at our executive offices on or before November 27, 2019. Such proposals must be addressed to the Company, 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, Attention: Secretary. Any stockholder intending to propose any matter at the next annual meeting but not intending for us to include the matter in our Proxy Statement and proxy related to the next annual meeting must notify us on or after December 27, 2019, but on or before January 26, 2020, of such intention in accordance with the procedures set forth in our Bylaws. If we do not receive such notice within that time frame, the notice will be considered untimely. Our proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which we did not receive notice between December 27, 2019 and January 26, 2020. Notices should be submitted to the address set forth above.

SOLICITATION OF PROXIES
We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mail, proxies may be solicited by our directors, officers and employees by personal interview, telephone or other forms of communication. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Class A Common and Class B Common held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2018 with respect to our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance, aggregated as follows:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Class A Shares:	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	N/A	421,785
Equity compensation plans not approved by security holders	—	N/A	—
Total	—	N/A	421,785
Class B Shares:
Equity compensation plans approved by security holders	—	N/A	—
Equity compensation plans not approved by security holders	—	N/A	—
Total	—	N/A	—

OTHER MATTERS
The directors know of no other matters which are likely to be brought before the meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.
Suzanne Schulze Taylor
Secretary
Cleveland, Ohio
March 26, 2019

It is important that the proxies be returned promptly. Stockholders of record who do not expect to attend the meeting are urged to fill out, sign, date and mail the enclosed form of proxy in the enclosed envelope, which requires no postage if mailed in the United States, or in the alternative, vote your shares electronically either via the internet (www.investorvote.com/HY) or by touch-tone telephone (1-800-652-8683). Stockholders who hold both Class A Common and Class B Common only have to fill out, sign, date and return the single enclosed form of proxy or vote once via the internet or telephone. For information on how to obtain directions to be able to attend the annual meeting and vote in person, please contact our Senior Vice President, General Counsel and Secretary at 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, or call (440) 449-9600 or email ir@hyster-yale.com.

APPENDIX A
HYSTER-YALE MATERIALS HANDLING INC.
NON-EMPLOYEE DIRECTORS' EQUITY COMPENSATION PLAN
(AMENDED AND RESTATED EFFECTIVE MAY 17, 2019)
Purpose of the Plan
The purpose of this Non-Employee Directors’ Equity Compensation Plan (the “Plan”) is to provide for the payment to the non-employee Directors of Hyster-Yale Materials Handling, Inc. (the “Company”) of a portion of their Directors’ fees in capital stock of the Company in order to further align the interests of the Directors with the stockholders of the Company and thereby promote the long-term interests of the Company.

1.	Effective Date
This Plan was originally effective as of September 28, 2012. This amended and restated Plan is effective May 17, 2019 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company as of such Effective Date.

2.	Definitions
(a)“Average Share Price” means the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on the Quarter Date.
(b)“Board” means the Board of Directors of the Company.
(c)“Class A Common Stock” means (i) the Company’s Class A Common Stock, par value $1.00 per share and (ii) any security into which Class A Common Stock may be converted by reason of any transaction or event of the type referred to in Section 5(c) of the Plan.
(d)“Director” means an individual duly elected or chosen as a director of the Company who is not also an employee of the Company or its subsidiaries.
(e)“Extraordinary Event” shall have the meaning set forth in Section 5.
(f)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
(g)“Payment Deadline” means the date that is the fifteenth day of the third month after each Quarter Date.
(h)“Quarter Date” means the last day of the calendar quarter for which a Required Amount or Voluntary Amount is earned.
(i)“Required Amount” means an amount of money constituting that portion (as determined from time to time by the Board) of a Director’s retainer earned by such Director for his services as a Director for any calendar quarter that is payable in Shares as described in Section 4.1(a).
(j)“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.
(k)“Shares” means shares of Class A Common Stock that are issued or transferred to a Director pursuant to, and with such restrictions as are imposed by, the terms of this Plan in respect of the Director’s Required Amount.
(l)“Transfer” shall have the meaning set forth in Section 4.2(a).
(m)“Voluntary Amount” shall have the meaning set forth in Section 4.2(b).
(n)“Voluntary Shares” means shares of Class A Common Stock that are issued or transferred to a Director in accordance with Section 4.1(c) in respect of the Director’s Voluntary Amount.

3.	Shares and Voluntary Shares
1.    Required Amount and Voluntary Amount
(a)Required Amount. From time to time, the Board shall determine (i) the amount of the retainer to be paid to each Director for each calendar quarter of a year, (ii) subject to Section 4.1(b), the portion of the retainer that shall be paid in cash and (iii) the equity portion of the retainer (expressed in dollars) that is required to be paid in Shares as described in Section 4.1(c) (the “Required Amount”), in each case subject to pro-ration in the event that the Director begins or ceases non-employee Director service during the applicable calendar quarter.
(b)Voluntary Shares. For any calendar quarter, a Director may elect to have up to 100% of the cash component of the retainer payable for such quarter in excess of the Required Amount, and any other cash to be earned by the Director for such quarter for services as a director of the Company (collectively referred to as a “Voluntary Amount”), not paid to the Director in cash, but instead to have the Voluntary Amount applied to the issuance or transfer to the Director of Voluntary Shares as described in Section 4.1(c); provided that the Director must notify the Company in writing of such election prior to the first day of the calendar quarter for which such election is made, which election will be irrevocable after such date for such calendar quarter and shall remain in effect for future calendar quarters unless or until revoked by the Director prior to the first day of a calendar quarter.
(c)Issuance of Shares and Voluntary Shares. Promptly following each Quarter Date (and, in any event, no later than the Payment Deadline), the Company shall issue or transfer to each Director (or to a trust for the benefit of the Director, or such Director’s spouse, children or grandchildren, if so directed by the Director) (i) a number of whole Shares equal to the Required Amount for the calendar quarter ending on such Quarter Date divided by the Average Share Price and (ii) a number of whole Voluntary Shares equal to such Director’s Voluntary Amount for such calendar quarter divided by the Average Share Price. To the extent that the application of the foregoing formulas would result in fractional Shares or fractional Voluntary Shares, no fractional shares of Class A Common Stock shall be issued or transferred by the Company pursuant to this Plan, but instead, such amount shall be paid to the Director in cash at the same time the Shares and Voluntary Shares are issued or transferred to the Director. Shares and Voluntary Shares shall be fully paid, nonassessable shares of Class A Common Stock. Shares shall be subject to the restrictions set forth in this Plan, whereas Voluntary Shares shall not be so restricted. Shares and Voluntary Shares may be shares of original issuance or treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares. The Company shall pay any and all fees and commissions incurred in connection with the purchase by the Company of shares of Class A Common Stock which are to be Shares or Voluntary Shares and the transfer to Directors of Shares or Voluntary Shares.
(d)Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or other taxes in connection with any amount payable to a Director under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of any Shares or Voluntary Shares that the Director make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangements may include relinquishment of the Shares or the Voluntary Shares. To the extent permitted under applicable law, the Company and Director may also make similar arrangements with respect to the payment of any other taxes derived from or related to the payment of Shares or Voluntary Shares with respect to which withholding is not required.
2.    Restrictions on Shares.
(a)Restrictions on Transfer of Shares. No Shares shall be assigned, pledged, hypothecated or otherwise transferred (any such assignment, pledge, hypothecation or transfer being referred to herein as a “Transfer”) by a Director or any other person, voluntarily or involuntarily, other than (i) by will or by the laws of descent and distribution, (ii) pursuant to a domestic relations order that would meet the definition of a qualified domestic relations order under Section 206(d)(3)(B) of ERISA if such provisions applied to the Plan or a similar binding judicial order (a “QDRO”), or (iii) directly or indirectly to a trust or partnership for the benefit of a Director, or such Director’s spouse, children or grandchildren. Shares transferred to a person other than the Director pursuant to a QDRO shall not be subject to the restrictions described in this Section 4.2(a), but Shares transferred to a trust or partnership for the benefit of a Director, or such Director’s spouse, children or grandchildren, shall remain subject to the restrictions described in this Section 4.2(a) until such restrictions lapse pursuant to the following sentence. The restrictions on Shares set forth in this Section shall lapse for all purposes and shall be of no further force or effect upon the earliest to occur of (A) ten years after the Quarter Date with respect to which such Shares were issued or transferred, (B) the date of the death or permanent disability of the Director, (C) five years (or earlier with the approval of the Board) after the Director’s retirement from the Board, (D) the date that a Director is both retired from the Board and has reached 70 years of age or (E) at such other time as determined by the Board in its sole and absolute discretion. Following the lapse of restrictions, at the Director’s request, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates, or other applicable records with respect to uncertificated shares, representing the Shares, such that the resulting shares shall be fully paid, nonassessable and unrestricted by the terms of this Plan.
(b)Dividends, Voting Rights, Exchanges, Etc. Except for the restrictions set forth in this Section 4.2 and any restrictions required by law, a Director shall have all rights of a stockholder with respect to his Shares including the right to vote and to receive dividends as and when declared by the Board and paid by the Company. Except for any restrictions required by law, a Director shall have all rights of a stockholder with respect to his Voluntary Shares.
(c)Restriction on Transfer of Rights to Shares. No rights to Shares or Voluntary Shares shall be assigned, pledged, hypothecated or otherwise transferred by a Director or any other person, voluntarily or involuntarily, other than (i) by will or by the laws of descent and distribution, or (ii) pursuant to a QDRO.
(d)Legend. The Company shall cause an appropriate legend to be placed on each certificate, or other applicable record(s) with respect to uncertificated shares, for the Shares, reflecting the foregoing restrictions.

4.	Amendment, Termination and Adjustments
(a) The Board may alter or amend the Plan from time to time or may terminate it in its entirety; provided, however, that no such action shall, without the consent of a Director, affect the rights in any Shares or Voluntary Shares that were previously issued or transferred to the Director or that were earned by, but not yet issued or transferred to, such Director. Unless otherwise specified by the Board, all Shares that were issued or transferred prior to the termination of this Plan shall continue to be subject to the terms of this Plan following such termination; provided that the transfer restrictions on such Shares shall lapse in accordance with Section 4.2(a). In any event, no Shares or Voluntary Shares may be issued or transferred under this Plan or after the tenth anniversary of the Effective Date.
(b) Notwithstanding the provisions of Subsection 5(a), without further approval by the stockholders of the Company, no such amendment or termination shall (i) materially increase the total number of shares of Class A Common Stock that may be issued or transferred under this Plan specified in Section 6 (except that adjustments and additions expressly authorized by this Section shall not be limited by this clause (i)) or (ii) make any other change for which stockholder approval would be required under applicable law or stock exchange requirements.
(c) The Board shall make or provide for such adjustments in the Average Share Price, in the kind of shares that may be issued or transferred hereunder, in the number of shares of Class A Common Stock specified in Section 6(a) or 6(b), in the number of outstanding Shares or Voluntary Shares for each Director, and in the terms applicable to the Shares or Voluntary Shares under this Plan, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets or issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing ( collectively referred to as an “Extraordinary Event”). Moreover, in the event of any such Extraordinary Event, the Committee may provide in substitution for any or all outstanding Shares or Voluntary Shares under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable under the circumstances and shall require in connection therewith the surrender of all Shares or Voluntary Shares so replaced. All securities received by a Director with respect to Shares or Voluntary Shares in connection with any Extraordinary Event shall be deemed to be Shares or Voluntary Shares, as applicable, for purposes of this Plan and such Shares shall be restricted pursuant to the terms of this Plan to the same extent and for the same period as if such securities were the original Shares with respect to which they were issued or transferred, unless the Board, in its sole and absolute discretion, eliminates such restrictions or accelerates the time at which such restrictions on transfer shall lapse.

5.	Class A Common Stock Subject to Plan
(a)Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock that may be issued or transferred under this Plan on or after the Effective Date will not exceed in the aggregate 100,000. Notwithstanding anything to the contrary contained in the Plan, shares of Class A Common Stock withheld by the Company, tendered or otherwise used to satisfy any tax withholding obligation will count against the aggregate number of shares of Class A Common Stock available under this Section 6(a).
(b)Notwithstanding anything in this Section 6, or elsewhere in this Plan to the contrary, and subject to adjustment as provided in this Plan, the maximum amount paid to a Director in any calendar year beginning on or after January 1, 2019 shall not exceed the greater of (i) $1,250,000 or (ii) the fair market value of 20,000 shares of Class A Common Stock.

6.	General Provisions
(a)No Continuing Right as Director. Neither the adoption nor operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any Director any right to continue as a Director or as a director of any subsidiary of the Company.
(b)Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.
(c)Cash If Shares Not Issued. All Required Amounts and Voluntary Amounts are the property of the Directors and shall be paid to them in cash in the event that Shares and Voluntary Shares may not be issued or transferred to Directors hereunder in respect of Required Amounts or Voluntary Amounts.
(d)Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa
(e)Section 409A of the Internal Revenue Code. This Plan is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued thereunder, and shall be administered in a manner that is consistent with such intent.

HYSTER-YALE MATERIALS HANDLING

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m. (Eastern Time) on May 16, 2019.

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Go to **www.investorvote.com/HY** or scan the QR code — login details are located in the shaded bar below.

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2019 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2, 4 and 5 and for every 1 YEAR on Proposal 3.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - James B. Bemowski	☐	☐	☐
02 - J.C. Butler, Jr.	☐	☐	☐
03 - Carolyn Corvi	☐	☐	☐
04 - John P. Jumper	☐	☐	☐
05 - Dennis W. LaBarre	☐	☐	☐
06 - H. Vincent Poor	☐	☐	☐
07 - Alfred M. Rankin, Jr.	☐	☐	☐
08 - Claiborne R. Rankin	☐	☐	☐
09 - John M. Stropki	☐	☐	☐
10 - Britton T. Taplin	☐	☐	☐
11 - Eugene Wong	☐	☐	☐

3. Advisory Vote on the Frequency for Future Advisory Votes to Approve the Company's Named Executive Officer Compensation — 1 Year ☐ 2 Years ☐ 3 Years ☐ Abstain ☐

4. Approval of the Company's Non-Employee Directors' Equity Compensation Plan — For ☐ Against ☐ Abstain ☐

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Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2019 Annual Meeting Admission Ticket

2019 Annual Meeting of
Hyster-Yale Materials Handling, Inc. Stockholders
May 17, 2019, 9:00 a.m. Local Time
5875 Landerbrook Drive, Cleveland, Ohio 44124

Upon arrival, please present this admission ticket and photo identification at the registration desk.

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Proxy — Hyster-Yale Materials Handling, Inc.

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 17, 2019

John P. Jumper, Dennis W. LaBarre and Alfred M. Rankin, Jr., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Hyster-Yale Materials Handling, Inc. to be held on May 17, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR Proposals 2, 4 and 5 and for every 1 YEAR on Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

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Comments — Please print your comments below.